UNITED STATES
SECURITIES AND EXCHANGE COM
MISSIO
N
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant  ☐
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Southwestern Energy Company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

Southwestern Energy®

May 18, 2023 – 9:00 a.m.
Central Daylight Time

Letter from the Chair

Dear Fellow Shareholders,

Increased Globalization and Complexity

Last year highlighted the important role that natural gas plays as a source of energy necessary for maintaining quality of life and improving living standards around the world. Geopolitical events in 2022 also underscored the long-term importance of strategically located natural gas reserves, while, more broadly, natural gas markets revealed structural changes that have resulted in increased complexity and volatility in the global natural gas market.

Europe’s critical need for secure natural gas supplies and the increased linkage of US natural gas to international markets via LNG led to extreme upward volatility in North American natural gas prices. High prices encouraged drilling and the current supply overhang leading to the difficult environment the industry is experiencing today. Southwestern Energy remains well positioned in this environment with natural gas assets located in low-cost basins and sufficient transportation. Your Board is focused on managing risk and maintaining shareholder value during what may be a challenging year in 2023.

Beyond 2023, US natural gas is poised to gain increasing access to international markets and pricing points via LNG and become a truly globally linked commodity similar to crude oil. Southwestern Energy’s direct access to the LNG corridor combined with the quality and depth of its 15-year core inventory and transportation portfolio represents a differentiated competitive advantage. At 1.5 Bcf per day, Southwestern Energy already sells the largest volume of natural gas directly to LNG exporters and does so at premium pricing relative to other domestic basins. Going forward, Southwestern Energy stands to benefit from the anticipated uplift in domestic natural gas prices as additional LNG facilities come online and contribute to the convergence of domestic and global gas prices. The Board and management will continue to take a prudent and balanced approach as we diligently evaluate options to further optimize Southwestern’s assets in the evolving global market for natural gas and LNG.

The increased complexity and volatility of the North American natural gas market poses challenges for board oversight. As always, generating and maintaining shareholder value will continue to guide the Board’s risk management oversight as SWN’s hedging strategy evolves and is informed by these risks.

Sustainability

In tandem with the Company’s long history of environmental leadership, oversight of ESG remains a key focus of your Board with responsibilities shared amongst the appropriate committees. In 2022, the Health, Safety, Environment and Corporate Responsibility Committee oversaw the thorough analysis and commitment to a long-term goal to reduce scope 1 greenhouse gas emissions by 50% by 2035 setting the Company on a path to achieve net zero emissions by 2050. Further details are available in the Company’s Corporate Responsibility Report available at swncrreport.com.

Board Diversity and Refreshment

As we address the challenges of increased global complexity and volatility, the Board’s Nominating and Governance Committee recognizes the importance of ensuring the right mix of directors with the appropriate balance of skills, tenure, perspectives, and backgrounds to meet these challenges. We invite you to read the skills matrix on page 11 of the proxy for additional details, and we look forward to sharing more as we continue to refresh the Board. Diversity remains a key commitment at Southwestern Energy with the Board’s diversity currently stands at 44% (2 women, 1 Native American, and 1 French national), and your Board actively seeks out women and other diverse candidates to include for consideration.

As we look forward in 2023 and beyond, the Board extends its gratitude to the people of Southwestern Energy. Through their commitment and dedication, the Company continues to build momentum in unlocking the value of its assets and generating shareholder value.

On behalf of the entire Board, thank you for your continued investment and support.

Sincerely,

Catherine A. Kehr

Chairman of the Board

SOUTHWESTERN ENERGY COMPANY I i

Cautionary Note Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our ESG goals, commitments, and strategies and other ESG related information. We may use words such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “model,” “target” and similar expressions to identify forward-looking statements. These statements involve risks and uncertainties. Actual results could differ materially from any future results expressed or implied by the forward-looking statements for a variety of reasons, including due to the risks and uncertainties that are discussed in our most recently filed periodic reports on Form 10-K and subsequent filings on Form 10-Qs, and Form 8-Ks. We assume no obligation to update any forward-looking statements or information, which speak as of their respective dates.

ii I SWN.COM/ANNUALMEETING

10000 Energy Drive Spring, TX 77389

Notice of Annual Meeting of Shareholders on May 18, 2023

The Annual Meeting of Shareholders of Southwestern Energy Company, or the Company, will be held at Southwestern Energy Company Headquarters, 10000 Energy Drive, Spring, Texas 77389, on Thursday, May 18, 2023, at 9:00 a.m. Central Daylight Time for the following purposes:

(1)

To elect nine directors to the Board to serve until the 2024 Annual Meeting or until their respective successors are duly elected and qualified, with the Board presenting for election John D. Gass, S.P. “Chip” Johnson IV, Catherine A. Kehr, Greg D. Kerley, Jon A. Marshall, Patrick M. Prevost, Anne Taylor, Denis J. Walsh III and William J. Way;

(2)	To conduct a non-binding advisory vote to approve the compensation of our Named Executive Officers for 2022 (Say-on-Pay);

(3)	To conduct a non-binding advisory vote to approve the frequency of future Say-on-Pay votes;

(4)	To ratify the appointment of PricewaterhouseCoopers LLP, or PwC, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

(5)	To consider and act upon a proposal to approve an amendment to our Certificate of Incorporation to lower the ownership threshold for shareholders to call a special meeting;

(6)	To consider and act upon a proposal to approve an amendment to our Certificate of Incorporation to provide for exculpation of officers;

(7)	To consider and act upon a shareholder proposal contained in this proxy statement, if properly presented at the Annual Meeting; and

(8)	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors fixed the close of business on March 20, 2023 as the Record Date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

You are welcome to attend the meeting. If you do not attend, it is important that your shares be represented and voted at the meeting. You can vote your shares by telephone or over the Internet as described in more detail in the proxy materials found at www.swn.com/ annualmeeting. You may revoke a proxy at any time prior to its exercise by giving written notice to that effect to the Secretary of the Company or by submitting a later-dated proxy or subsequent Internet or telephonic proxy. If you attend the meeting, you may revoke any proxy you previously granted and vote in person.

By Order of the Board of Directors

Chris Lacy

Secretary

April 5, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2023 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2023:

The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders, 2023 Proxy Statement and the 2022 Annual Report to Shareholders are available free of charge at: www.swn.com/annualmeeting

SOUTHWESTERN ENERGY COMPANY I iii

VOTING AT THE ANNUAL MEETING

Every vote cast at the Annual Meeting plays a part in the future of Southwestern Energy. Please review our proxy statement and take the time to vote right away, using one of the methods explained below. If you are a beneficial owner, please follow the voting instructions in the proxy materials provided by your broker, bank or nominee.

WHO IS ENTITLED TO VOTE?

Shareholders who own shares of common stock as of March 20, 2023, the Record Date, may vote at the meeting. There were 1,101,262,366 shares of common stock outstanding on that date. Each share of common stock entitles the holder to one vote on all matters submitted to a vote at the Annual Meeting and any adjournment or postponement of the meeting.

Voting Matters

You are being asked to vote on the following:

Proposal		Board Recommendations	Page

Proposal 1	Election of Directors	FOR each of the nominees	9

Proposal 2	Non-Binding Advisory Vote to Approve the Compensation of our Named Executive Officers for 2022	FOR	32

Proposal 3	Non-Binding Advisory Vote on the Frequency of Future Say-on-Pay Votes	FOR ONE YEAR	60

Proposal 4	Ratification of Independent Registered Public Accounting Firm	FOR	61

Proposal 5	Approval of an Amendment to our Certificate of Incorporation to Lower the Ownership Threshold for Shareholders to Call a Special Meeting	FOR	62

Proposal 6	Approval of an Amendment to our Certificate of Incorporation to Provide for Exculpation of Officers	FOR	63

Proposal 7	Shareholder Proposal Regarding Ratification of Termination Pay	AGAINST	64

Attending the Annual Meeting

All shareholders as of the record date or holders of proxies for them may attend the Annual Meeting but must have photo identification and proof of stock ownership and, in the case of a proxy holder, the proxy. If you are a shareholder of record (your shares are held in your name) or hold a proxy for such a shareholder, valid photo identification such as a driver’s license or passport showing a name that matches our records will suffice. If you are a beneficial owner (your shares are held through a broker, bank or nominee) or hold a proxy for such a shareholder, you must provide valid photo identification and evidence of current ownership of the shares, which you can obtain from your broker, bank or nominee.

How to Vote

Even if you plan to attend the Annual Meeting in person, please vote using one of the following voting methods. In all cases, you will need to have your Control number in hand. If you have any questions or need assistance in voting, please call our proxy solicitor, Morrow Sodali at 1-800-662-5200 or send an email to SWN@investor.morrowsodali.com.

BY INTERNET

Vote your shares online at

www.proxyvote.com

BY PHONE

Vote your shares by calling

(800) 690-6903

BY MAIL

To vote by mail, you must first request a proxy card by following the instructions in the notice. Vote by mail by marking, dating, and signing your proxy card and return it in the postage-paid envelope provided or send it to Vote Processing,

c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

9:00 a.m. Central Daylight Time

Thursday May 18, 2023

Southwestern Energy Company 10000 Energy Drive, Spring, Texas 77389

Learn more about the 2023 Annual Meeting at www.swn.com/annualmeeting.

Questions and Answers about the Annual Meeting and Voting

Please see the “Questions and Answers about the Annual Meeting and Voting” section beginning on page 66 for answers to common questions on the rules and procedures surrounding the proxy and Annual Meeting process.

iv I SWN.COM/ANNUALMEETING

CONTENTS

How We Make Compensation Decisions	43

Practices and Policies Related to Compensation	44

Health, Welfare, Retirement and Other Benefits	45

Executive Compensation	46

2022 Summary Compensation Table	46

2022 Option Exercises, Performance Units Settled and Stock Vested	48

Grants of Plan-Based Awards	49

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	50

Outstanding Equity Awards at Fiscal Year-End	50

Pension Benefits	52

Non-Qualified Deferred Compensation	53

Termination and Change in Control Benefits	54

CEO Pay Ratio	55

Pay versus Performance	56

Proposal No. 3: Non-Binding Advisory Vote on the Frequency of Future Say-on-Pay Votes	60

Proposal No. 4: Ratification of Independent Registered Public Accounting Firm	61

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm	61

Relationship with Independent Registered Public Accounting Firm	61

Proposal No. 5: Approval of an Amendment to our Certificate of Incorporation to Lower the Ownership Threshold for Shareholders to Call a Special Meeting	62

Proposal No. 6: Approval of an Amendment to our Certificate of Incorporation to Provide for Exculpation of Officers	63

Proposal No. 7: Shareholder Proposal Regarding Ratification of Termination Pay	64

Questions and Answers about the Annual Meeting and Voting	66

Deadlines for Notice of Shareholder Actions to be Considered at the 2024 Annual Meeting	70

Shareholder Proposals under Rule 14a-b	70

Shareholder Proposals	70

Director Nominations to be Included in Next Year’s Proxy Statement	70

Shareholder Nominations	70

Annex A: Explanation and Reconciliation of non-GAAP Financial Measures	71

Annex B: Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Southwestern Energy Company	73

Annex C: Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Southwestern Energy Company	74

SOUTHWESTERN ENERGY COMPANY I v

WHO WE ARE As a leading U.S. natural gas producer, SWN works responsibly to secure the role of natural gas in a lower-carbon future. We are uniquely positioned to deliver on this promise through our strategically located operations in the two premier U.S. natural gas basins - Haynesville and Appalachia. Through a fully optimized and complimentary portfolio of large-scale assets, access to premium and global markets, and the determination of our people, SWN strives to create long-term value for all stakeholders. For our employees, that means providing a safe and inclusive workplace. For our shareholders, it means delivering consistent and resilient returns on capital. For the communities in which we live and operate, it means protecting our neighbors and the environment. For nearly a century, SWN has persevered through industry cycles while taking strategic actions that built up the business - deepening its high-quality inventory, strengthening its balance sheet and positioning the company to enhance returns. Guided by an experienced and disciplined leadership team, SWN continues to embrace challenges as a means to innovate and evolve. We believe our commitment to doing things the right way ensures the sustainability of our business and our world. Our Strategy is focused on four main pillars: $ Create Protect Capture Tangible Progress Sustainable Value Financial Strength Benefits Of Scale Leading Execution Enhance corporate and Target sustainable leverage Build a competitive Operate with HSE/ESG as shareholder economic of 1.5x-1.0x and total debt advantage through scale core values returns of $3.5 billion-$3.0 billion Large-scale asset Build on data analytics, Deepen and upgrade the Improve financial profile to integration; Haynesville emerging technology, quality and capital ei fciency achieve investment grade integration strategic sourcing, stringent of asset base and inventory Hedge to protect capital Continue to capture cost management, vertical Deliver sustainable free investments, cover costs synergies, deepen economic integration, and large-scale cash flow and meet other financial inventory, improve cost asset development Convert resources to commitments efficiencies through the expertise reserves Lower debt, extend debt cycle, leverage strength of Further enhance well maturity, expand liquidity. marketing and performance, optimize well transportation capabilities, costs and reduce base expand opportunity set, decline lower enterprise risk, and Grow margins and secure increase the optionality of flow assurance with the business commercial and marketing arrangements

WHO WE ARE

Our Strategy is focused on four main pillars:

Create Sustainable Value

- Enhance corporate and shareholder economic returns
- Deepen and upgrade the quality and capital efficiency of asset base and inventory
- Deliver sustainable free cash flow
- Convert resources to reserves

Protect Financial Strength

- Target sustainable leverage of 1.5x–1.0x and total debt of $3.5 billion–$3.0 billion
- Improve financial profile to achieve investment grade
- Hedge to protect capital investments, cover costs and meet other financial commitments
- Lower debt, extend debt maturity, expand liquidity.

Capture Tangible Benefits Of Scale

- Build a competitive advantage through scale
- Large-scale asset integration; Haynesville integration
- Continue to capture synergies, deepen economic inventory, improve cost efficiencies through the cycle, leverage strength of marketing and transportation capabilities, expand opportunity set, lower enterprise risk, and increase the optionality of the business

Progress Leading Execution

- Operate with HSE/ESG as core values
- Build on data analytics, emerging technology, strategic sourcing, stringent cost management, vertical integration, and large-scale asset development expertise
- Further enhance well performance, optimize well costs and reduce base decline
- Grow margins and secure flow assurance with commercial and marketing arrangements

PROXY STATEMENT HIGHLIGHTS

PROXY STATEMENT HIGHLIGHTS

To help ensure that we live up to the high bar that we have set for ourselves, the Board directly and through its committees oversees Environmental, Social, and Governance (“ESG”) matters. The Company has formalized the oversight and management of ESG matters through a cross-functional senior management committee that assists with setting general strategy relating to ESG matters and helps develop, implement, and monitor initiatives and policies based on that strategy.

We believe our approach to ESG, which is integral to our corporate strategy, is a key differentiator for our business. Our ESG approach is governed by the following principles designed to enhance SWN’s position as an industry leader, the resilience of our business, and our ability to deliver lasting shareholder and stakeholder value:

We focus our ESG priorities and disclosures on the issues and opportunities that we believe are most important to our stakeholders. To identify these priorities, we engage internal and external stakeholders and weigh their views with respect to both Company-specific activities and energy development practices in general. Shareholder engagement, with regard to ESG matters and more broadly, is discussed in further detail later in this Proxy Statement.

We also remain committed to transparently reporting on our ESG progress. We recognize stakeholder concerns about climate change and understand that regulations and practices aimed at protecting the environment, and specifically reducing greenhouse gas (“GHG”) emissions, can affect our business. We consider addressing these issues as part of our risk management process, which is overseen by the Board, as detailed later in this Proxy Statement. Further, we have published a 2021-2022 Corporate Responsibility Report that is informed by the recommendations of the Task Force on Climate-Related Financial Disclosures (TCFD) framework. The report is not incorporated by reference into this Proxy Statement or considered to be part of this document.

2 I SWN.COM/ANNUALMEETING

PROXY STATEMENT HIGHLIGHTS

ENVIRONMENTAL

We believe natural gas is foundational to a low carbon energy future. Moreover, we believe it is necessary to secure growing energy demands around the world while also contributing to reduced global GHG emissions. As a founding member of the Our Nation’s Energy (“ONE”) Future coalition, which is working to reduce methane emissions across the natural gas value chain, and a member of The Environmental Partnership, which is focused on implementing a range of emissions reduction best practices, we are committed to reducing GHG emissions through meaningful action.

In 2022 we announced our long-term goal to reduce absolute and intensity-based Scope 1 GHG emissions 50% by 2035, which puts SWN on a path to achieve net-zero emissions by 2050. Our 2022 annual bonus program included a company-wide goal to reduce methane intensity by 10%. We achieved our goal in 2022 to certify 100% of our production in both operating areas as responsibly sourced gas through Project Canary and committed to implement continuous emissions monitoring devices at the pad level, which is intended to provide verifiable data regarding emissions performance and facilitate meaningful emissions reductions. Furthermore, SWN is committed to responsibly manage water resources, which are vital to the communities and ecosystems in which we operate as well as to our own operations. Our freshwater usage is minimized primarily through water reuse and recycling. We have remained freshwater neutral for the last 7 years, which is an outlier in the oil and gas industry.

Responsible environmental stewardship is a core value at the Company. We have integrated our leading Health, Safety and Environmental (“HSE”) and ESG programs across our entire portfolio and seek to leverage and improve upon our historical environmental leadership, including to improve our measurement of our environmental performance and reduce our environmental impact.

SOCIAL

We believe being socially responsible includes protecting the health and safety of our employees and contractors -- who we view as our greatest assets -- recognizing the personal value of every employee, understanding the importance of inclusion and diversity, believing that every person should be treated with dignity and respect, and creating lasting positive impacts in our communities. It also requires that beliefs are lived out through our actions. Accordingly, providing a safe, healthy, and respectful workplace is a core value, and we are committed to conducting our business as a good neighbor. Here are a few examples of our actions in 2022 that demonstrate our commitment to social responsibility.

SOUTHWESTERN ENERGY COMPANY I 3

PROXY STATEMENT HIGHLIGHTS

GOVERNANCE

BOARD COMPOSITION

In alignment with the Company’s long-term strategic plan, the Board undergoes a deliberate and measured process to review and refresh the composition of our Board as needed and targets specific skills that provide insight into where we collectively believe that the industry and the Company are headed. Our Board members have critical skills in the areas of CEO leadership; corporate strategy formation and analysis; mergers and acquisitions negotiation, evaluation, and integration; ancillary industry experience; governance experience; and operating and leadership experience shaped by a perspective of strong HSE and corporate responsibility stewardship. A further discussion of these skills can be found on page 11.

BOARD PARTICIPATION

The Company’s Corporate Governance Guidelines state that directors are expected to attend all or substantially all Board meetings and meetings of the committees of the Board on which they serve and to attend the Annual Meeting. During 2022, our Board met 8 times (5 regular and 3 special meetings), and our committees met a combined 15 times. Information and reports regarding the committees of the Board begin on page 20.

4 I SWN.COM/ANNUALMEETING

PROXY STATEMENT HIGHLIGHTS

BOARD’S ROLE IN RISK MANAGEMENT

A primary responsibility of the Board is to ensure that processes are in place to identify and properly manage risks to the Company and its business. Each standing committee of the Board oversees and evaluates risks directly in its sphere. For example, the Nominating and Governance Committee reviews corporate governance matters, matters involving members of the board, and succession planning. Compensation Committee reviews compensation and human resources matters, the Health, Safety, Environmental and Corporate Responsibility Committee reviews health, safety, environmental and public policy matters and the Audit Committee assesses financial, cyber security, and overall risks to the enterprise. Each of these committees is comprised entirely of independent directors.

The Company’s executive management meets at least quarterly with representatives of all business units and corporate functions specifically to review and assess risks and the steps being taken to manage them. These risks and management’s steps to mitigate them are discussed with the Audit Committee at least quarterly and with the full Board at least annually. The Audit Committee also meets independently with the Company’s external accounting and reserves auditors and the head of internal audit to discuss risks in financial reporting and other matters.

The chart below illustrates how the Board oversees risk:

Corporate Governance Snapshot

Adoption of Best Practices	Boardroom Culture

• Annual “Say-on-Pay” vote	• Disciplined decision-making
• Majority voting in director elections	• Long-term outlook
• Annual election of all directors	• Focus on Company risks and mitigation
• Proxy access	• Practices for increasing Board diversity
• Ability to call special meetings	• Engagement with management, asking the difficult questions
• Active shareholder engagement program	• Willingness to engage deeply and respectfully in the boardroom
• No supermajority voting standards	• Shareholder value focused
• All directors independent except CEO	• Conducts annual peer assessments
• Mandatory retirement at age 75

SOUTHWESTERN ENERGY COMPANY I 5

PROXY STATEMENT HIGHLIGHTS

What We Do

Alignment with Shareholders. Long-term incentive awards vest over periods of several years to reward sustained Company performance over time.

Share Ownership Guidelines. Our named executive officers (“NEOs”) must hold a value equivalent to multiples of their base salaries (two times for senior vice presidents, three times for executive vice presidents and six times for our CEO).

Clawbacks. If we restate our financial statements, other than as a result of changes to accounting rules or regulations, we may recover incentive compensation that was paid or granted in the three-year period prior to the restatement, regardless of whether misconduct caused the restatement.

Double-Trigger Cash Severance. Cash severance in connection with a change in control is paid only if an actual or constructive termination of employment also occurs.

Double-Trigger Change-in-Control: The new 2022 Southwestern Energy Company Incentive Plan allows for accelerated vesting of unvested long-term incentive awards only in the event of termination following the change-in-control.

Annual Risk Assessments. The Compensation Committee evaluates the influence of executive compensation on corporate risk.

Peer Group Comparison. With the help of independent compensation consultants, we compare executive compensation against industry compensation practices.

At-will employment. Each of the NEOs is employed at-will and is expected to demonstrate exceptional personal performance to continue serving as a member of the executive team. None of the NEOs has a severance arrangement other than in the context of a change in control.

Decisions by Independent Compensation Committee.

Executive compensation is determined by the Compensation Committee of the Board, which is comprised solely of independent directors and approved by the full Board (only independent directors in the case of CEO compensation).

Independent Compensation Consultant. The Compensation Committee retains its own independent consultant to advise on compensation matters.

What We Don’t Do

No Tax Gross-Ups in Change in Control Agreements. Our severance agreements apply only in case of termination following a change in control and contain no tax gross-ups for NEOs.

No Automatic Base Salary Increases. Our NEOs’ base salaries are reviewed annually, and decisions are based on demonstrated individual performance, business conditions and external market data provided by our independent compensation consultants.

No Hedging and Pledging of Company Stock. Our policies prohibit the pledging and hedging of our stock by our executives and directors.

No Repricing of Stock Options. We do not permit the repricing of stock options without shareholder approval.

6 I SWN.COM/ANNUALMEETING

PROXY STATEMENT HIGHLIGHTS

2022 EXECUTIVE COMPENSATION

OUR CEO’S COMPENSATION ALIGNS WITH THE SHAREHOLDER’S EXPERIENCE

Over the past three years, our share price increased 153% from January 2, 2020 ($2.31) to December 31, 2022 ($5.85). Our CEO’s three-year average realizable pay was 46% higher as of December 31, 2022 than his three-year average pay as reported in the Summary Compensation Table, which aligns with our increased share price over the last three years.

In the chart above, “Average SCT Reported Pay” refers to the average total annual compensation offered to our CEO across 2020, 2021 and 2022 as reported in the Summary Compensation Table in this proxy statement.

“Average Realizable Pay” refers to the corresponding amounts earned, or on track to be earned, from the 2020, 2021 and 2022 target pay opportunities as of December 31, 2022. Realizable pay includes base salary, annual incentive compensation actually earned, the value of the LTI awards based on the Company’s closing stock price on December 31, 2022, and the projected achievement of outstanding performance awards.

90% OF OUR CEO’S 2022 COMPENSATION IS AT RISK

We embrace a pay-for-performance philosophy. Thus, the vast majority of our Chief Executive Officer’s total direct compensation is at risk, as noted in the graphic below.

SOUTHWESTERN ENERGY COMPANY I 7

PROXY STATEMENT HIGHLIGHTS

SHAREHOLDER ENGAGEMENT

Shareholders have supported the Company’s compensation program with an average of 89% of votes cast in favor of Say-on-Pay over the past four years. In 2022 we were pleased to receive 92% of votes cast in favor of Say-on-Pay. During our routine shareholder engagements with large institutional shareholders in 2022, we reached out to shareholders representing a combined 69% of outstanding shares as of December 31, 2022. Shareholders holding a combined 30% of outstanding shares accepted our invitation to speak. The others either declined or did not respond to our request.

The graphic below illustrates our shareholder engagement process in 2022, including key topics discussed with shareholders. We listened to what our shareholders had to say in 2022 and as a result the Compensation Committee increased the weighting of performance awards for the 2023 long-term incentive awards to 55%. In addition to these efforts, management engages with shareholders and potential shareholders through targeted outreach and participation in various conference and industry events.

8 I SWN.COM/ANNUALMEETING

PROPOSAL NO. 1

Proposal No. 1: Election of Directors

The Board, upon the recommendation of the Nominating and Governance Committee, has proposed nine nominees for election as directors. All nominees for director are presently directors of the Company and the Nominating and Governance Committee has determined that the skills and experience of the Board currently align well to the Company’s long-term strategy. At this meeting, shareholders are being asked to elect nine directors to serve until the next Annual Meeting or until their respective successors are duly elected and qualified.

Nomination of Directors and Selection Process

Director Nomination Process

The Board recognizes the importance of soliciting new candidates for Board membership and that the needs of the Board, in terms of the relative experience and other qualifications of candidates, may change over time. The Nominating and Governance Committee, with appropriate input from the Chairman of the Board and our CEO, is responsible for assessing the appropriate mix of skills and characteristics required of Board members based on the Board’s needs at a given point in time and is further responsible for evaluating and recommending directors for election or re-election to the Board by utilizing the process described below. Final decisions on director nominations are made by the full Board.

Selection Criteria For Nominees For Directors

Pursuant to the policies of the Board, an assessment process is undertaken by the Nominating and Governance Committee as needed and consists of several steps, including:

•	maintaining and updating an inventory of capabilities, competencies, skills and qualities of current board members and of the Board as a whole

•	identifying capabilities, competencies, skills and qualities desired to be added to the Board consistent with and informed by the long-term strategic plan of the Company

Based upon this rigorous and deliberate assessment process, the Nominating and Governance Committee makes recommendations regarding board size, board composition, director selection and nominations to the full Board. More specifically, the assessment process for each nominee is described below.

When determining criteria for selecting directors, the Nominating and Governance Committee ensures all requirements of applicable law or listing standards are followed as well as the maintenance of a predominance of independent directors.

The Nominating and Governance Committee, as well as the Board, are committed to increasing the diversity of the Board and view diversity as a key aspect of the selection process. As part of the search process for each new director, the Nominating and Corporate Governance Committee actively seeks out women and minority candidates to include in the pool from which Board nominees are chosen.

SOUTHWESTERN ENERGY COMPANY I 9

PROPOSAL NO. 1

Pursuant to our Corporate Governance Guidelines, once a director reaches the age of 75, he or she may not be considered for re-election to the Board of Directors, provided that (i) if a director reaches the age of 75 after the Nominating and Governance Committee submits its recommended slate of nominees for election to the Board of Directors for the ensuing year, the director may seek re-election to the Board for the ensuing year, and (ii) if a director reaches the age of 75 during his or her term as a director, the director shall be entitled to continue as a director until the expiration of the existing term, and further provided that the Nominating and Governance Committee may consider and nominate a director for re-election for one additional term of one year after the director has reached the age of 75 and pursuant to this sentence would otherwise not be eligible for consideration for re-election if the Board determines that the particular director’s continued service is necessary to meet the independence requirements of the SEC or any stock exchange on which the Company’s securities are listed or to satisfy the voting policies of proxy advisory firms influencing the outcome of the Company’s director elections.

DIRECTOR SELECTION CRITERIA

Our Corporate Governance Guidelines, which are available on our website at www.swn.com, set forth certain criteria that apply to the selection of director candidates. Each director nominee should:

•  be chosen without regard to sex, gender, race, ethnicity, religion, national origin, or sexual orientation

•  be an individual of the highest character and integrity and have the ability to work well with others

•  have an inquiring mind, vision and good judgment

•  be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director

•  have a skill set that complements the backgrounds and experience of other Board members

•  possess substantial and significant business experience in specific areas of expertise that would be important to the Company in the performance of the duties of a director

•  have sufficient time available to devote to the affairs of the Company to carry out the responsibilities of a director

•  have the capacity and desire to represent the balanced, best interests of all shareholders and objectively appraise management performance

The Board recognizes the importance of periodic board refreshment and maintaining an appropriate balance of tenure, experience, and perspectives on the Board. The Board values the contributions of both newer perspectives as well as directors who have developed extensive experience and insight into the Company during the course of their service on the Board. As a result, the Board does not believe arbitrary term limits on director’s service are appropriate. At the same time, the Board believes that directors should not have an expectation of being renominated annually and that the Board’s annual performance evaluation is a key component of its director nomination process.

Director Skills and Backgrounds

In alignment with the Company’s long-term strategic plan, we have engaged in a deliberate and measured process to review and refresh the composition of our Board. Critical skills have been added in the areas of CEO leadership; corporate strategy formation and analysis; mergers and acquisitions negotiation, evaluation, and integration; ancillary industry experience; governance experience; and operating and leadership experience shaped by a perspective of strong HSE and corporate responsibility stewardship. All of our directors are committed to a culture of transparency, collaboration, intellectual independence, and possess a sincere commitment to engagement.

We believe all our directors possess the following core skills crucial to a successful Board:

STRATEGIC AND NIMBLE

mindset gained through extensive experience in strategy analysis, formation, or implementation

DEEP-ROOTED

risk and value understanding of cyclical or commodity business

SUBSTANTIAL

capability and competency

ACUTE UNDERSTANDING

of how shareholder value is generated, and extensive experience in shareholder engagement

DIRECT EXPERIENCE

managing in a global context or analyzing the energy industry from a global perspective

10 I SWN.COM/ANNUALMEETING

PROPOSAL NO. 1

Our directors also have critical skills and backgrounds, as listed below, that bring important perspectives to the Board. The Board supplements its expertise in specialized areas from time to time with external consultants as it deems necessary.

SKILL/EXPERIENCE	DESCRIPTION	DIRECTORS

CEO Experience	Experience as a CEO for a publicly listed company provides unique perspectives to the Board as well as mentorship for the Company’s CEO	4 of 9

Corporate Governance

Understanding governance best practices and experience from service on other public boards assists the Board with the implementation of best practices as well as navigating governance issues as applied to the Company

6 of 9

Energy Industry

Extensive knowledge of and experience in our industry, including commercial aspects of the business, markets, operational challenges, regulatory and strategy, aids the Board in understanding the issues that may face the Company

8 of 9

Enterprise Risk Management

The scale, scope, and complexity of the Company’s business raises a multitude of interdependent risks, which can vary over time. Experience in effectively identifying, prioritizing, assessing and managing a broad set of risks can help the Board appreciate, anticipate, and oversee the Company in managing the risks that face its business

7 of 9

Financial Experience

Substantial experience in financial reporting, accounting, and capital markets relevant to a large, publicly traded company and knowledge of internal controls and testing is valuable in order to promote effective capital allocation, robust controls, and oversight

6 of 9

Gas/Oil Markets Expertise	Extensive knowledge of domestic and global energy commodities markets contributes valuable perspective on issues specific to the Company’s risk exposures	5 of 9

Health, Safety, Environment and Corporate Responsibility

Experience in industry regulations and health, safety and environmental best practices in the energy or other industrial operations strengthens the Board’s oversight and understanding of the risks facing the Company, its workforce, and the environment

6 of 9

Human Capital Management & Compensation	Understanding compensation factors and components that influence the attraction and retention of a workforce helps the Board oversee the Company’s efforts to attract and retain a competitive workforce	9 of 9

Industrial operating and workforce management experience

Significant experience overseeing energy or other industrial operations as a senior executive at a public company or other major organization provides insight into the specific operational challenges facing the Company

5 of 9

Investor Perspective	Experience as an investor in energy securities contributes to the Board’s understanding of shareholder value and investor concerns and perceptions	2 of 9

Large or Complex Organizations	Experience as an executive in larger, more complex organizations provides valuable insights to the Board regarding best practices and challenges the Company may encounter with increasing scale	8 of 9

Mergers and Acquisitions Experience or Assessment	Understanding of, and experience with execution and evaluation of mergers and acquisitions of both private and public companies provides valuable perspective and insights to the Board	8 of 9

Related Industry Experience	Experience in industries with which the Company deals provides the Board with a broader strategic understanding of and the ability to anticipate changes related to the Company’s business	3 of 9

Strategy	Significant experience developing or implementing a strategic vision as a senior executive provides the Board with valuable insights into oversight of strategy and resource allocation	7 of 9

SOUTHWESTERN ENERGY COMPANY I 11

PROPOSAL NO. 1

Nominees for Election

JOHN D. GASS

Independent Director

Age: 71

Director since: 2012

Committees: Compensation (Chair); Health, Safety, Environment and Corporate Responsibility

Other Public Boards: None

Degrees: BS in Civil Engineering, Vanderbilt University; MS in Civil Engineering, Tulane University

Career Highlights

•	Former Vice President of Chevron Corporation and President of Chevron Gas and Midstream, 1974 to 2012

•	Former director, Suncor Energy Inc., February 2014 to December 2022

•	Former director, Weatherford International, Ltd., June 2013 to December 2019

•	Former director of Sasol Chevron Holdings Ltd and GS Caltex

Director Skills and Qualifications

Mr. Gass’ career-long experience in the Company’s industry sectors, including at the executive level in domestic and global operations, brings the Board valuable insight of the management of capital intensive, cyclical commodity businesses and extensive corporate governance and executive compensation experience. Mr. Gass also brings strong environmental and safety skills and perspectives to the Board, including implementation of best practices.

S. P. “CHIP” JOHNSON IV

Independent Director

Age: 67

Director since: 2020

Committees: Health, Safety, Environment and Corporate Responsibility; Nominating and Governance

Other Public Boards: None

Degrees: BS in Mechanical Engineering, University of Colorado

Career Highlights

•	Former President and CEO of Carrizo Oil & Gas, which he co-founded, until its merger with Callon Petroleum in December 2019

•	Former director, Callon Petroleum, a NYSE-listed company (December 2019 to January 2022)

•	Director, SEARCH Homeless Services (nonprofit)

•	Former director, Basic Energy Services (2001 to 2016)

•	Former director, Pinnacle Gas Resources (2003 to 2011)

Director Skills and Qualifications

Mr. Johnson brings to the Board over 40 years of experience in oil and gas exploration and production and is a former President and CEO of a publicly traded company. Mr. Johnson is a Registered Petroleum Engineer and his extensive leadership, risk management, strategy, and corporate governance experience are valuable assets to the Board.

12 I SWN.COM/ANNUALMEETING

PROPOSAL NO. 1

CATHERINE A. KEHR

Independent Director and Chairman of the Board

Age: 60

Director since: 2011

Committees: Audit; Nominating and Governance (Chair)

Other Public Boards: None

Degrees: BA, Yale University; MBA, The Wharton School, University of Pennsylvania

Career Highlights

•	Retired Senior Vice President and Director of Capital Research Company, a division of The Capital Group, investment advisor to the American Funds
•	Ranked by Reuters survey among top 10 US portfolio managers in 2002
•	Former director, Bank of Jackson Hole (banking institution in Jackson Hole, WY)
•	Formerly with Atlantic Richfield Company and Payden & Rygel Investment Management
•	Former director, California Resources Corporation (February 2015 to May 2017)

Director Skills and Qualifications

Ms. Kehr has in-depth understanding of financial analysis, commodity price cyclicality and capital markets due to her career as a portfolio manager of global energy equities and high-yield debt at a major fund manager, which brings important knowledge and investor perspective to the Board. Ms. Kehr also adds strong corporate governance and compensation experience from her previous service as a director of another E&P company.

GREG D. KERLEY

Independent Director

Age: 67

Director since: 2010

Committees: Health, Safety, Environment and Corporate Responsibility; Nominating and Governance

Other Public Boards: None

Degrees: BS in Accounting, Oklahoma State University

Career Highlights

•	Retired Executive Vice President and Chief Financial Officer of Southwestern Energy (October 2012)
•	Rated by Institutional Investor in 2010 as one of the top performing E&P CFOs
•	Former Controller, Chief Accounting Officer, Treasurer and Secretary
•	Senior financial and accounting positions at Agate Petroleum, Inc.
•	Arthur Andersen LLP, working for energy clients

Director Skills and Qualifications

Mr. Kerley is a former CPA and brings extensive experience in finance, accounting, and financial reporting to the Board., His 30-year career in the oil and gas industry and his previous service as chief financial officer of a publicly traded company further brings executive leadership, risk management and strategy skills to the Board.

SOUTHWESTERN ENERGY COMPANY I 13

PROPOSAL NO. 1

JON A. MARSHALL

Independent Director

Age: 71

Director since: 2017

Committees: Compensation; Health, Safety, Environment and Corporate Responsibility (Chair)

Other Public Boards: None

Degrees: BS in Engineering, United States Military Academy

Career Highlights

•	Former Chief Executive Officer and President of GlobalSantaFe Corporation
•	Former President and Chief Operating Officer, Transocean Ltd.
•	Former director, Noble Corporation plc (2009 to 2021)
•	Chairman of the Board of Directors, Chahta Foundation (nonprofit promoting education, cultural identity and health for the Choctaw Nation)
•	Director, Choctaw Global Services (a for-profit entity of the Choctaw Nation of Oklahoma)
•	Director, Twisted X (private corporation that produces and markets footwear)
•	Former director, Sentinel Energy Services, Inc., (2018 to 2020)
•	Former director, Cobalt International Energy, Inc. (2010 to 2018)
•	Former director, Jones Academy Foundation (foundation supporting residential learning center for Choctaw youth)

Director Skills and Qualifications

Mr. Marshall brings to the Board significant experience as a senior executive of multiple cyclical energy services companies, including as a former CEO of a NYSE-listed company that went through transformative changes. He also adds vast experience overseeing best operational, safety and environmental practices and leadership in giving back to communities. Mr. Marshall is a member of the Choctaw Nation of Oklahoma, which adds valuable cultural and ethnic perspective to the Board.

PATRICK M. PREVOST

Independent Director

Age: 67

Director since: 2017

Committees: Audit (Chair); Nominating and Governance

Other Public Boards: Materion Corporation

Degrees: BS in Chemistry, University of Geneva; MBA, University of Chicago

Career Highlights

•	Former President and Chief Executive Officer of Cabot Corporation, a global specialty chemical and performance materials company, from January 2008 until March 2016
•	Responsible CEO of the Year, Corporate Responsibility Magazine, 2013
•	Director, Materion Corporation, since 2019 (member, Compensation & Human Capital Committee; member, Nominating, Governance and Corporate Responsibility Committee)
•	Former President, Performance Chemicals, BASF, AG
•	Former senior management positions at BP plc and Amoco, Inc.
•	Former director, Cabot Corporation (2008 to 2020), General Cable Corporation (2010 to 2018) and American Chemical Industry Council

Director Skills and Qualifications

Mr. Prevost, a former CEO of a NYSE-listed company, brings to the Board extensive experience with capital-intensive business operations, acquisitions and strategic alliance, and management of commodity price risks. He also provides a deep commitment and skill set in safety, environmental compliance and best practices, and asset integrity. Mr. Prevost was born, raised, and spent much of his career outside the United States which adds international operations perspective to the Board.

14 I SWN.COM/ANNUALMEETING

PROPOSAL NO. 1

ANNE TAYLOR

Independent Director

Age: 67

Director since: 2018

Committees: Audit; Compensation

Other Public Boards: Chord Energy Corporation; Group 1 Automotive, Inc

Degrees: BS and MS in Civil Engineering, University of Utah; Ph.D. Studies in Civil Engineering, Princeton University

Career Highlights

•

30-year career with Deloitte (1987 until her retirement in June 2018). Former roles at Deloitte: Vice Chairman and Managing Partner, Houston office (2007-2018); Regional Managing Partner, Mid-America Region; U.S. Chief Strategy Officer; and Global Leader of E-Business

•	Director, Group 1 Automotive, since 2018 (Chair of the Compensation & Human Resources Committee; member, Audit Committee)
•	Director, Chord Energy Corp., since 2022 (Chair of the Compensation & Human Resources Committee; member, Nominating and Governance Committee)
•	Director, Conway MacKenzie (private financial consulting firm)
•	Director, Memorial Hermann Hospital (non-profit)
•	Former director, Whiting Petroleum (2020-2022)
•	Former director, Deloitte, and Deloitte Consulting, LLP
•	Former director, Central Houston, Inc. (non-profit)

Director Skills and Qualifications

Ms. Taylor’s 30-year consulting career brings an extensive skill set to the Board in technology, strategy development and execution, change management, talent development, and insight into innovation and growth strategies. Her service on other public company boards also provides valuable compensation and corporate governance experience to the Board.

DENIS J. WALSH III

Independent Director

Age: 62

Director since: 2019

Committees: Audit; Compensation

Other Public Boards: None

Degrees: BS in Economics, University of Massachusetts; MS in Finance, Boston College

Career Highlights

•	Retired in 2013 as a Managing Director of BlackRock, Inc., the world’s largest investment management company
•	Former lead Portfolio Manager for BlackRock, Inc.’s All-Cap Energy strategies (2005 to 2013)
•	Former Managing Director at State Street Research & Management Company (1999 to 2005)
•	Founded and previously served as a lead Portfolio Manager for State Street’s Analyst Fund
•	Former Research Analyst at Fleet Investment Advisors (1994 to 1999)
•	Recognized by Institutional Investor magazine as “The Best Of The Buyside” Energy Analyst seven times
•	Adjunct faculty member at Providence College teaching investment management since 2013

Director Skills and Qualifications

Mr. Walsh is a Chartered Financial Analyst with a 20+ year career as a securities analyst, which brings to the Board extensive investment management skills and experience with a focus on energy and natural resources. Mr. Walsh further adds to the Board valuable investor perspective and experience in investment and analysis of the global energy sector.

SOUTHWESTERN ENERGY COMPANY I 15

PROPOSAL NO. 1

WILLIAM J. WAY Director Age: 63 Director since: 2016 Committees: None Other Public Boards: None Degrees: BS in Industrial Engineering, Texas A&M University; MBA, Massachusetts Institute of Technology

Career Highlights

•	President and Chief Executive Officer of the Company since January 2016
•	President and Chief Operating Officer of the Company (December 2014 to January 2016)
•	Executive Vice President and Chief Operating Officer of the Company (October 2011 to December 2014)
•	Former Senior Vice President-Americas, BG Group plc with responsibility for E&P, Midstream, LNG and global shipping operations in the US, Trinidad and Tobago, Chile, Bolivia, Canada and Argentina
•	Former President, Dubai Petroleum Company (2002 to 2007)
•	Various senior technical, operational and leadership positions at ConocoPhillips from 1981 to 2007
•	Extensive managerial, operational, technical and leadership experience in U.S. and international upstream and midstream sectors
•	Director, American Petroleum Institute and National Petroleum Council since 2017

Director Skills and Qualifications

Mr. Way’s insights into the Company’s operations, strategy, and talent development, as well as its relations with investors and other key stakeholders from his position as President and CEO of the Company, is highly regarded and valued by the Board. Mr. Way also brings to the Board extensive leadership experience in upstream and midstream businesses, in-depth background in managing commodity risk and capital programs, and a strong HSE commitment.

16 I SWN.COM/ANNUALMEETING

PROPOSAL NO. 1

Director Independence

The Company’s Corporate Governance Guidelines require that a majority of the members of the Board be independent of the Company’s management and its significant shareholders. For a director to be deemed “independent,” the Board must affirmatively determine that the director has no material relationship with the Company or its affiliates (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or its affiliates), or any person (including the director) that, with its affiliates, is the beneficial owner of 5% or more of the Company’s outstanding voting stock or any member of the executive leadership of the Company or his or her affiliates. Material relationships include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. For making this determination, the Board has adopted a set of director independence standards consistent with the requirements of the NYSE. These independence standards can be found in the Company’s Corporate Governance Guidelines at www.swn.com.

Our Board has determined that all nominees for director, other than our CEO, Mr. Way, are independent under our applicable independence standards.

Voting for Directors

The shares of common stock represented by the enclosed proxy will be voted as instructed by the shareholder for the election of the nominees named in this section. If no direction is made, the proxy will be voted “FOR” the election of all of the nominees named above other than in the case of broker non-votes, which will be treated as described below. This year, with no shareholders having made nominations, the number of nominees equals the number of directors to be elected. Our bylaws provide that, in any uncontested election of directors (an election in which the number of nominees does not exceed the number of directors to be elected), any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected to the Board.

Shares not represented in person or by proxy at the Annual Meeting, abstentions and broker non-votes will have no effect on the election of directors, other than counting for purposes of a quorum. Our bylaws also provide that any nominee who does not receive a majority of votes cast “FOR” his or her election in an uncontested election is expected to tender his or her conditional resignation to the Chairman of the Board promptly following the certification of the vote, which resignation shall be promptly considered through a process overseen by the Nominating and Governance Committee, excluding (other than in certain limited circumstances set forth in our bylaws) any nominees who did not receive a majority vote. If any nominee becomes unavailable for any reason, or if a vacancy should occur before the election, the shares of common stock represented by the enclosed proxy may be voted for such other person as the Board may recommend. The Company does not expect that any nominee will be unavailable for election.

SOUTHWESTERN ENERGY COMPANY I 17

CORPORATE GOVERNANCE

Corporate Governance

Corporate Governance Policies

Southwestern Energy recognizes that strong corporate governance plays an important part in achieving our objective of enhancing the Company’s long-term value for our shareholders. Executive leadership, led by the CEO, is responsible for running the Company’s operations, under the oversight of the Board of Directors.

The Board has adopted corporate governance principles that serve as the framework of the Board and its committees. From time to time, the Board revises its corporate governance policies in response to changing regulatory requirements, evolving best practices and the perspective of our shareholders and other stakeholders.

CORPORATE GOVERNANCE MATERIALS
The following materials related to corporate governance at Southwestern Energy are available at www.swn.com, under the section: “Investor-Corporate Governance.”
• Certificate of Incorporation	• Code of Ethics for Section 406 Officers
• Bylaws	• Anti-Corruption Compliance Policy
• Audit Committee Charter	• Confidential Complaint Procedures for Questionable
• Compensation Committee Charter	Accounting Practices
• Nominating and Governance Committee Charter	• Procedures for Contacting the Board
• Health, Safety, Environment and Corporate	• Harassment and Discrimination Policy
Responsibility Committee Charter	• Equal Opportunity Policy
• Corporate Governance Guidelines	• Human Rights Policy
• Business Conduct Guidelines	• HSE Policy

Corporate Responsibility

Southwestern Energy Company is committed to providing the energy that powers our world, today and into the future. Creating Value+ is SWN’s core goal, with a clear focus on continuous improvement, innovation, integrity and responsibility. We seek to create value for our shareholders while providing a safe and healthy workplace for our people, acting as good environmental stewards and being respected members of the communities in which we operate. Our Corporate Responsibility Report for 2021-2022 provides additional insight into our operations, goals, strategy and performance. It is located at swncrreport.com; however, the report is not incorporated by reference into this Proxy Statement or considered to be part of this document, and the information contained in this Proxy Statement should be considered the most up-to-date in the event any such information conflicts with the information provided in the Corporate Responsibility Report.

Communications with the Board of Directors

The Board provides a process for shareholders and other interested persons to send communications to the independent Chairman of the Board, the non-employee directors as a group or any of the other directors, including the entire Board. Shareholders and other interested persons may send written communications to the non-employee directors, the Chairman of the Board or any of the other directors to the attention of the Secretary, Southwestern Energy Company, 10000 Energy Drive, Spring, Texas 77389-4954. The Secretary will review, sort and summarize the communications and forward them to the intended recipient(s) on a periodic basis, but no less frequently than every calendar quarter.

18 I SWN.COM/ANNUALMEETING

CORPORATE GOVERNANCE

Committees of the Board of Directors

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Health, Safety, Environment and Corporate Responsibility Committee. All members of these committees are independent. In addition, the Board may from time to time authorize additional standing or ad hoc committees, as it deems appropriate. The Board creates ad hoc committees from time to time for special matters, such as finance or strategy. The following table lists our director nominees’ standing committee assignments and chairmanships as of December 31, 2022.

Board Member	Audit	Compensation	Nominating and Governance	Health, Safety, Environmental and Corporate Responsibility

John D. Gass		C		✓

S. P. “Chip” Johnson IV			✓	✓

Catherine A. Kehr	✓		C

Greg D. Kerley			✓	✓

Jon A. Marshall		✓		C

Patrick M. Prevost	C		✓

Anne Taylor	✓	✓

Denis J. Walsh III	✓	✓

William J. Way

SOUTHWESTERN ENERGY COMPANY I 19

CORPORATE GOVERNANCE

Committee Reports

Audit Committee Report

Members during 2022:

All independent

Patrick M. Prevost (Chair)

Catherine A. Kehr

Anne Taylor

Denis J. Walsh III

Meetings during 2022:

Four, each attended by all members

Audit Committee Financial Experts

The Board has determined that each of the following members of the Audit Committee is an Audit Committee Financial Expert based on a qualitative assessment of the individual’s knowledge and experience:

•	Ms. Kehr – MBA from The Wharton School at the University of Pennsylvania; extensive experience in debt and equity markets during career as investment analyst and portfolio manager

•	Mr. Prevost – Former CEO of a publicly-traded company

•	Mr. Walsh – Former managing director of the world’s largest investment management company

Each member of the Audit Committee is financially literate and independent under SEC, NYSE and the Company’s rules and guidelines. The Audit Committee is charged with assisting the Board in its oversight of the following, among other things:

•	the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls

•	the performance of the internal audit services functions

•	the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance

•	the Company’s compliance with legal and regulatory requirements, including disclosure controls and procedures

•	the evaluation of enterprise risks

During 2022, the Audit Committee, among other things:

•	Reviewed and discussed each quarter the Company’s financial performance, liquidity position and hedging portfolio

•	Before filing both the annual and the quarterly financial statements of the Company

–

discussed these financial statements with executive leadership and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent public accounting firm, including the matters required by applicable auditing standards

–	reviewed with management disclosure procedures and controls

–

in the case of annual financial statements, received and reviewed the written disclosures and the letter from PwC under applicable requirements of the Public Company Accounting Oversight Board and the SEC and discussed with PwC its independence from the Company and its management

–	met privately without Company management and separately with each of PwC, the Company’s head of internal audit services, and individuals in executive leadership

–

reviewed reserves calculations with the full Board and management and, in the case of year-end calculations, the full Board met privately (i.e., without Company management) with Netherland, Sewell & Associates, Inc., the Company’s independent reserves audit firm

–

based on the review and discussion described above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable

•	Reviewed the performance of the Company’s independent public accounting firm and the scope of its engagement and recommended its continued engagement, including fees and any non-audit matters

•	Reviewed in detail the Company’s enterprise risk management process and specific risks identified, including cybersecurity

•	Received quarterly reports regarding the Company’s cybersecurity risk and readiness

•	Discussed and approved scope of internal audit services’ review of transactions and compliance matters and reviewed results on a quarterly basis

•	Received and reviewed reports on litigation and on confidential hotline calls on a quarterly basis

Patrick M. Prevost, Chair	Anne Taylor

Catherine A. Kehr	Denis J. Walsh III

20 I SWN.COM/ANNUALMEETING

CORPORATE GOVERNANCE

Compensation Committee Report

Members during 2022:

All independent

John D. Gass (Chair)

Jon A. Marshall

Anne Taylor

Denis J. Walsh III

Meetings during 2022:

Three regular meetings and one special meeting, each attended by all members

Each member of the Compensation Committee is independent under SEC, NYSE and the Company’s rules and guidelines. Among other things, the Compensation Committee is charged with assisting the Board in:

•	discharging its responsibilities related to the compensation of the Company’s executive officers and certain other employees of the Company

•	preparing the report on executive compensation for inclusion in the Company’s annual proxy statement

During 2022, the Compensation Committee, among other things:

•	Conducted an in-depth review of the Company’s executive compensation programs, including:

–	extensive review of compensation levels and components against the Company’s peer group, using data from the Committee’s independent compensation consultant

–	considering compensation trends

–	assessing risks in the Company’s compensation programs

–	approved the 2022 Compensation program for named executive officers, including evaluating and revising compensation peer group

•	Reviewed shareholder feedback regarding the Company’s executive compensation program

•	Determined individual officer bonuses for 2021 and payouts of long-term performance awards whose performance periods ended in 2021

•

After review with independent compensation consultants of overall payment levels, established salary levels, annual bonus targets and long-term incentive grants for 2022 for all Section 16 officers, subject to the approval of the Board

•	Determined the 2021 annual bonus pool for non-officer employees

•	Reviewed benefits policies and programs, including oversight of termination of the Company pension plan

•	Reviewed the Company’s stock ownership guidelines and prohibition on hedging and pledging and officers’ compliance with them

•	Oversaw strategies and initiatives related to human capital management, including employee engagement and diversity, equity and inclusion

The Compensation Committee continued to engage Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant for 2022 to advise on all matters related to executive compensation. In particular, Meridian collected and provided quantitative competitive market data for peer companies and advised in the selection of the peer groups of companies for compensation levels and performance-based long-term incentives. The Compensation Committee has sole authority to retain and terminate consultants such as Meridian and determines the interaction between consultants and Company management and personnel. Meridian provides no other services to the Company other than supplying the Nominating and Governance Committee with comparative data for compensation of non-employee directors and providing the Company on a quarterly basis data to assist in valuing unvested performance units for the purpose of applying generally accepted accounting principles regarding liability award accounting, the fees for which are about $56,000 annually. The Compensation Committee regularly meets with Meridian without any Company officers or employees present.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis appearing in this proxy statement with executive leadership and, based on that review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee Interlocks and Insider Participation

During 2022, there was no interlocking relationship between the Board or the Compensation Committee and the board of directors or compensation committee of any other company.

John D. Gass, Chair	Anne Taylor

Jon A. Marshall	Denis J. Walsh III

SOUTHWESTERN ENERGY COMPANY I 21

CORPORATE GOVERNANCE

Nominating and Governance Committee Report

Members during 2022:

All independent

Catherine A. Kehr (Chair)

S. P. “Chip” Johnson IV

Greg D. Kerley

Patrick M. Prevost

Meetings during 2022:

Three, each attended by all members

Each member of the Nominating and Governance Committee is independent of the Company and executive leadership under the standards set forth in the SEC rules and the Corporate Governance Rules of the NYSE. In accordance with its charter, the purpose of the Nominating and Governance Committee is to discharge the responsibility of the Board relating to:

•	the identification of individuals qualified to become members of the Board

•	the recommendation to the Board of the director nominees for each Annual Meeting of Shareholders

•	the consideration and periodic reporting to the Board on all matters relating to the selection, qualification and compensation of members of the Board and candidates nominated to the Board

•	the development and recommendation to the Board of a set of corporate governance guidelines applicable to the Company

•	the review of the overall corporate governance structure of the Company and the recommendation of any proposed changes regarding the Company’s corporate governance practices

During 2022, the Nominating and Governance Committee, among other things:

•	Conducted an annual review of each director and the full Board’s performance, and based on that, evaluated the Board’s composition

•	Oversaw the process for the Board to plan for the succession and development for key executives

•	Reviewed and modified as necessary the Company’s Corporate Governance Guidelines and all committee charters, with input from other committees as applicable

•

Reviewed director compensation, benchmarking the Company against peer companies based on input from Meridian Compensation Partners, LLC, the independent compensation consultant that the Compensation Committee also uses

•	Discussed the results of its annual committee self-assessment

•	Recommended to the Board nominees for election at the 2022 annual shareholder’s meeting

•	Coordinated oversight of the Company’s culture among the existing Board committees to ensure alignment among the Company’s culture, values, and strategy

•	Oversaw new director search efforts in anticipation and planning for Board succession

•	Engaged with management regarding the Company’s culture and values

•	Discussed board diversity and the Company’s diversity and inclusion initiatives

Catherine A. Kehr, Chair	Greg D. Kerley

S. P. “Chip” Johnson IV	Patrick M. Prevost

22 I SWN.COM/ANNUALMEETING

CORPORATE GOVERNANCE

Health, Safety, Environment and Corporate Responsibility Committee Report

Members during 2022:

All independent

Jon A. Marshall (Chair)

John D. Gass

S. P. “Chip” Johnson IV

Greg D. Kerley

Meetings during 2022:

Four, each attended by all members

Although not required by SEC or NYSE rules or regulations, each member of the Health, Safety, Environment and Corporate Responsibility Committee is independent under SEC, NYSE and the Company’s rules and guidelines. Among other things, the Health, Safety, Environment and Corporate Responsibility Committee is charged with assisting the Board in:

•	matters of health, safety and environment arising out of the Company’s activities and operations and their impact on employees, contractors and the communities in which the Company operates

•	current and emerging trends in social, political and public policy issues that may affect the Company, its business and its reputation and that are not in the purview of other standing committees of the Board of Directors

During 2022, the Health, Safety, Environment and Corporate Responsibility Committee, among other things:

•	Reviewed in depth each quarter compliance statistics and incident rates in the areas of health, safety and the environment

•	Considered reports on HSE incidents and related investigations and discussed lessons learned

•

Reviewed and assessed the Company’s programs to help ensure safety and compliance with Company policies at all of its locations, including by service providers and other non-employees onsite or working with our businesses

•	Reviewed key risks associated with the Company’s operations and business in the areas of health, safety and the environment and the Company’s programs and policies to address these risks

•

Recommended to the Compensation Committee the metrics related to health, safety and the environment to be included in the Company’s compensation programs, including adding methane intensity as a metric to the Company’s annual bonus program

•	Reviewed and discussed environmental, social and political trends, legislation and policies and their potential impact on the Company

•	In connection with full Board, oversaw the establishment of a longer-term greenhouse gas reduction goal

•	Oversaw methane reduction initiatives

•	Modified its charter to formalize and clarify its role in overseeing environmental, sustainable development and corporate responsibility issues, including climate change

•	Reviewed and oversaw the publication of the annual corporate responsibility report

Jon A. Marshall, Chair	S. P. “Chip” Johnson IV

John D. Gass	Greg D. Kerley

SOUTHWESTERN ENERGY COMPANY I 23

CORPORATE GOVERNANCE

Board Leadership Structure and Executive Sessions

Catherine A. Kehr, an independent director, serves as Chairman of the Board of Directors. At many times in our past, the Board has named the CEO as Chairman with an independent director serving as presiding or lead director. The Board may modify the current structure in the future if it determines that it would be more effective and likely to advance the interests of the Company and its shareholders.

The independent directors are required to meet in executive sessions as appropriate matters for their consideration arise, but, in any event, at least once a year. During 2022, the Board conducted these executive sessions at each of its regularly scheduled meetings. The agenda of these executive sessions includes such topics as the participating directors determine. The Chairman of the Board acts as the chair of all executive sessions and is responsible for coordinating the activities of the other outside directors, as required by our corporate governance guidelines and the NYSE listing standards. The Chairman also acts as the liaison director for any informal, confidential communications with the CEO outside of the normal committee and Board procedures.

Board, Committee and Director Evaluations

Each year, the Nominating and Governance Committee supervises a thorough evaluation process of the performance of the Board as a whole, each of its committees and each of its directors. Steps and actions include:

EVALUATION	PROCEDURE	SUMMARY AND FEEDBACK

Individual Director	Each director anonymously evaluates each other director on multiple criteria Results are compiled by an outside legal firm to ensure anonymity	Individual results are shared with each individual director and the Chairman of the Board Results are considered in committee assignments and in deciding whether to re-nominate the director

Committee	Each member completes a multi-question evaluation of the committee’s performance tailored to its specific tasks	Committee discusses results and potential improvements Can lead to recommending revisions to committee’s charter and practices, and changes to committee composition

Board	Each director completes a comprehensive questionnaire regarding the Chairman of the Board, and the Board’s overall performance and effectiveness

Results discussed in executive session

Nominating and Governance Committee considers results in evaluating committee structure and assignments

Nominating and Governance Committee also makes recommendations to the Board for any required governance changes

Succession Planning

The Board regularly reviews emergency and long-term succession plans for the CEO and other senior leadership positions. In assessing future possible CEOs, the independent directors identify the skills, experience and attributes they believe are required to be an effective CEO in light of the Company’s business strategies, opportunities and challenges. The Board also ensures that directors have substantial opportunities over the course of time to engage with possible succession candidates.

The Board also considers its own composition and succession plans. The Nominating and Governance Committee is responsible for establishing criteria for nominees, screening candidates (in consultation with the CEO), and upon review and feedback from the remaining directors, making a recommendation for final approval of candidates for the full Board. The decision to name a new director is made by the full Board.

Shareholder Rights

Under our Bylaws, our shareholders have the right to call a special meeting of shareholders and to nominate director candidates to appear in our proxy. Our Bylaws provide that a special meeting may be called by shareholders owning 20% “net long” interest in the Company’s outstanding stock. Shareholders may nominate candidates for director, as described in the section “Shareholder Nominations.” This includes a “proxy access” right. We have no supermajority voting requirements. Our Bylaws are available to shareholders at no charge upon request to the Secretary or on our website at www.swn.com.

24 I SWN.COM/ANNUALMEETING

CORPORATE GOVERNANCE

Shareholder Nominations

Our Bylaws permit shareholders to nominate directors for consideration at an annual meeting of shareholders. During the past year, no shareholder nominated a candidate for the Company’s Board pursuant to procedures discussed in our Bylaws or otherwise formally suggested a candidate to the Nominating and Governance Committee.

The chairman of the meeting may disregard any nomination of a candidate for director if it is not made in compliance with the procedures in our Bylaws or other requirements under the Exchange Act, as amended. For more information on shareholder participation in the selection of director nominees, please refer to Sections 2.4 and 2.18 of our Bylaws, which can be found on our website at www.swn.com under “Corporate Governance.”

It is the policy of the Nominating and Governance Committee to consider properly submitted shareholder nominations for directors and evaluate the criteria of such nominees in accordance with the Corporate Governance Guidelines and the Nominating and Governance Committee charter, both of which can be found on www.swn.com under “Corporate Governance.”

Director Nominations to be Included in Next Year’s Proxy Statement

The “proxy access” provisions allow a shareholder, or a group of up to 20 shareholders (with funds having specified relationships constituting a single stockholder), who own (as defined in our Amended and Restated Bylaws) three percent or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director candidates constituting up to two directors or 20% of the Board (rounded down to the nearest whole number), whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws (including similar information requirements to those set forth in Section 2.4 of our Bylaws). If a shareholder or group of shareholders wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2024 Annual Meeting pursuant to these proxy access provisions in Section 2.18 of our Amended and Restated Bylaws, written notice must be received by the Secretary of the Company at the Company’s principal executive offices (located at 10000 Energy Drive, Spring, Texas 77389) no earlier than the close of business on November 7, 2023 and no later than the close of business on December 7, 2023. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our Amended and Restated Bylaws.

Shareholder Nominations for Director Candidates

Any shareholder of record of the Company who desires to nominate one or more director candidates at the 2024 Annual Meeting or submit a proposal of business (other than nominations pursuant to the “proxy access” provisions of our Amended and Restated Bylaws or shareholder proposals in accordance with Rule 14a-8) for action at the 2024 Annual Meeting, must deliver written notice of an intent to make such director nomination and/or make such proposal of business to the Secretary of the Company (at the same address noted above) no earlier than January 19, 2024 and no later than February 18, 2024. However, if the 2024 Annual Meeting is called for a date that is not within 25 days before or after the anniversary of the date of the 2023 Annual Meeting, then such notice must be delivered to the Secretary of the Company no later than the close of business on the tenth day following the day on which such notice of the date of the 2024 Annual Meeting was mailed or public disclosure of the date of the 2024 Annual Meeting was first made, whichever occurs first. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in the Company’s Amended and Restated Bylaws.

In addition to satisfying the requirements under the Company’s Amended and Restated Bylaws described in the immediately preceding paragraph, to comply with the universal proxy rules under the Exchange Act, any shareholder who intends to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 18, 2024. However, if the date of the 2024 Annual Meeting is more than 30 days before or after the anniversary of the date of the 2023 Annual Meeting, then such notice must be delivered by the later of (x) the 10th day following the day the public announcement of the date of the 2024 Annual Meeting is first made by the Company and (y) the date which is 60 days prior to the date of the 2024 Annual Meeting.

Certain Transactions with Directors and Officers

The Board has adopted a written policy that governs the approval of transactions with related parties, including, among others, officers, directors and their immediate family members. The Related Party Transaction Policy applies to any potential related party transaction other than a transaction involving less than $5,000 or involving compensation by the Company of a related party who is a director or officer. Directors and officers are required to bring any possible related party transaction to the attention of the Company’s General Counsel. The Board has determined that the Audit Committee is best suited to review such transactions. At the first regularly scheduled Audit Committee meeting in each calendar year, executive leadership recommends transactions to be entered into by the Company for that calendar year with related parties, including the proposed aggregate value of such transactions, if applicable. After review, the Audit Committee approves or disapproves such transactions. At each subsequently scheduled meeting, executive leadership updates the Audit Committee as to any material change to those proposed transactions. In the event executive leadership recommends any additional transactions subsequent to the first calendar year meeting, such transactions may be presented to the Audit Committee for approval or preliminarily entered into by executive leadership subject to ratification by the Audit Committee; and if the transaction is not so ratified, the transaction must be cancelled.

SOUTHWESTERN ENERGY COMPANY I 25

CORPORATE GOVERNANCE

Pursuant to the policy, the Audit Committee has reviewed and established a standing pre-approval for each of the following types of transactions:

•

Any employment by the Company of an executive officer of the Company or any of its subsidiaries if: the related compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K promulgated by the SEC regarding compensation disclosure requirements (generally applicable to “named executive officers”) and is approved (or recommended to the Board for approval) by the Company’s Compensation Committee; or the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in the Company’s proxy statement under Item 402 if the executive officer was a “named executive officer,” and the Company’s Compensation Committee approved (or recommended that the Board approve) such compensation;

•	Any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K;

•

Any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer or director) or beneficial owner of less than ten percent of that company’s equity, if the aggregate amount involved does not exceed the greater of $1,000,000, or two percent of that company’s total annual revenues;

•

Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer or director), if the aggregate amount involved does not exceed the lesser of $1,000,000, or two percent of the charitable organization’s total annual receipts;

•

Any transaction where the related party’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g., dividends);

•	Reimbursement or payment of expenses of a related party who is an officer or director pursuant to the Company’s travel and business expense reimbursement policies;

•	Transactions available to all employees generally; or

•	Transactions in the ordinary course of business that do not exceed $120,000 in any fiscal year.

Compensation Risk Assessment

The Company believes that our compensation policies and practices appropriately balance near-term performance improvement with sustainable long-term value creation, consistent with our corporate philosophy, and, based on a determination by the Compensation Committee’s independent compensation consultant, that they do not encourage unnecessary or excessive risk taking. In addition to the Audit Committee’s oversight role in evaluating enterprise risk issues, the Compensation Committee evaluates the design of all our compensation policies and practices, including our incentive plans, to assess whether they create appropriate incentives for employees to perform and to remain at the Company and to take appropriate risks and to discourage taking inappropriate risks.

Compensation for our employees generally is structured similarly to our executive compensation program: a base salary, performance-based annual bonus, post-employment benefit plans, and, for certain senior employees, equity incentive compensation in the form of stock options, restricted stock, restricted stock units payable in cash or common stock, and/or performance units payable in common stock or cash. The less senior the employee, the more that pay is weighted toward annual compensation, with non-salaried, hourly employees receiving solely wages and a comparatively smaller bonus. Performance-based annual bonus and long-term incentives have features paralleling those for our named executive officers and thus are designed to encourage intelligent risk-taking and risk mitigation. Business unit performance comprises a significant portion of the individual performance component. The formulaic component of the annual bonus is tied not only to operating metrics but also to health, safety and environmental factors. Our Compensation Committee oversees all long-term incentive awards and reviews them to ensure they do not promote excess risk-taking. We believe our balanced use of short- and long-term incentives, mix of cash and equity incentives, metric diversification and alignment to our business strategy, capped payouts, and stock ownership guidelines promote responsible decision making, attract and retain good performers, and do not encourage unreasonable risk-taking related to the Company’s business.

As a producer of natural gas, oil and related hydrocarbons, we acknowledge that there is a certain level of risk involved in all aspects of our activities, but our compensation is structured to encourage levels of risk taken by our employees that are appropriate and socially responsible, reflecting our commitment to conducting our operations in a safe, resource-efficient manner, protecting the environment and being a good corporate citizen of the communities in which we operate. Based on the Compensation Committee’s review and assessment, the Company believes that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

26 I SWN.COM/ANNUALMEETING

DIRECTOR COMPENSATION

Director Compensation

Directors who are not also Southwestern Energy employees were compensated during 2022 for their service as a director. For 2022, each non-employee director received the following compensation:

•	annual cash retainer of $75,000

•	annual long-term incentive compensation with a value of $200,000

•	additional annual compensation to the Chairman of the Board in the amount of $155,000, payable in cash or common stock at her election

•

$20,000 for chairing the Audit Committee or the Compensation Committee, $15,000 for chairing the Health, Safety, Environment and Corporate Responsibility Committee or the Nominating and Governance Committee

We reimburse all directors for travel and other necessary business expenses incurred in the performance of their services for us and extend coverage to them under our directors’ and officers’ indemnity insurance policies. Directors are also eligible to participate in our gift matching program. The maximum gift total for a director participant in the gift matching program is $15,000 in any calendar year.

The Nominating and Governance Committee annually reviews non-employee director compensation and makes recommendations regarding any changes to the Board of Directors. Each year the Company’s independent compensation consultant, Meridian Compensation Partners (“Meridian”), provides a review of the Company’s non-employee director compensation program and practices relative to its peers. The January 2022 review by Meridian concluded that the Company’s current program design aligned with common market practices and the Company’s average per director pay level was competitively positioned relative to peers.

The directors’ long-term incentive compensation, granted once a year on the date of the annual meeting, took the form of restricted stock that vests in full on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next annual meeting of shareholders, except that if a director age 65 or older with at least three years of service retires from the Board before that anniversary, the shares will vest on retirement. All restricted stock grants will fully vest immediately upon a “change in control” or the death or disability of a director, or if the Board otherwise decides, and a prorated portion will vest if the director leaves the Board prior to the vesting date for any other reason. The Chairman of the Board elected to receive her compensation for serving as Chairman in cash on January 1, April 1, July 1, and October 1, 2022.

Deferred Compensation Plan

The Company maintains a Nonemployee Director Deferred Compensation Plan, effective as of June 1, 2019 (“Directors Deferred Compensation Plan”), which enables nonemployee directors, at their election, to defer all or a portion of their annual fees, committee chair fees and/or annual equity awards until (i) the later of the seventh month following the director’s separation from service or the January immediately following the calendar year in which the director incurs a separation from service (or the director’s death or disability, if earlier), and will be paid in the form of a lump sum or annual installments of up to ten years at the director’s election, or (ii) a fixed distribution date or a series of annual installment payments for a period of up to five years which will not begin until one full year has elapsed following the end of the plan year in which the deferral is made. Director fees are deferred into a cash account that remains subject to the claims of the Company’s creditors and invested per the director’s instructions into one or more investment funds. If deferred, the annual equity award is issued as a restricted stock unit and held in an account providing for the credit of one restricted stock unit for each share of restricted stock deferred. Restricted stock unit accounts will also be credited with dividend equivalents in the form of additional restricted stock units. Restricted stock units are subject to the same vesting terms that apply to restricted stock, as described above, and are payable in the form of one share of the Company’s common stock for each restricted stock unit.

SOUTHWESTERN ENERGY COMPANY I 27

DIRECTOR COMPENSATION

Total Director Compensation for Year Ended December 31, 2022

(a)	(b)	(c)	(d)	(e)
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)

John D. Gass	95,000	200,002	10,000	305,002

S. P. “Chip” Johnson IV	75,000	200,002	–	275,002

Catherine A. Kehr	245,000	200,002	–	445,002

Greg D. Kerley	75,000	200,002	15,000	290,002

Jon A. Marshall	90,000	200,002	–	290,002

Patrick M. Prevost	95,000	200,002	–	295,002

Anne Taylor	75,000	200,002	–	275,002

Denis J. Walsh III	75,000	200,002	–	275,002

(1)	Included in this column are the chairman fee, an annual retainer fee, and committee chairman fees, as applicable. Additional details regarding these payments can be found in the narrative above.

(2)

In 2022 Ms. Kehr received her retainer for serving as the Chairman of the Board in the form of cash. In May 2022, each non-employee director received an annual restricted stock award that will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next annual meeting of shareholders, except that if a director age 65 or older with at least three years of service retires from the Board before that anniversary, the shares will vest on retirement.

(3)

The dollar amounts stated for all awards reflect the grant date fair value of the award as computed in accordance with FASB ASC Topic 718. The grant date fair value for the restricted stock issued to all directors on May 19, 2022 was determined by using the closing stock price of the Company’s common stock on the NYSE of $6.92. Messrs. Gass, Prevost and Walsh, and Ms. Taylor elected to defer their annual equity awards into the Directors Deferred Compensation Plan.

(4)

The amounts indicated in this column include amounts paid under the Company’s charitable gift matching program. The charitable gift matches for Mr. Gass and Mr. Kerley, total $10,000 and $15,000, respectively. The charitable gift matches for all other participants (i.e., employees) in 2022 total $147,764.

The following table shows the number of unvested stock awards outstanding for each nonemployee Director as of December 31, 2022:

Name	Number of Deferred Restricted Stock Units that Have Not Vested (#)(1)	Number of Shares of Restricted Stock that Have Not Vested (#)

John D. Gass	28,902	–

S. P. “Chip” Johnson IV	–	28,902

Catherine A. Kehr	–	28,902

Greg D. Kerley	–	28,902

Jon A. Marshall	–	28,902

Patrick M. Prevost	28,902	–

Anne Taylor	28,902	–

Denis J. Walsh III	28,902	–

(1)	Represents RSUs received on account of grants that otherwise would have been received as restricted stock (see page 27, “Deferred Compensation Plan”).

28 I SWN.COM/ANNUALMEETING

STOCK OWNERSHIP INFORMATION

Stock Ownership Information

Share Ownership of Officers and Directors

The following table sets forth information as of March 20, 2023, with respect to the beneficial ownership of the Company’s common stock by each executive officer named in the Summary Compensation Table, whom we collectively refer to as our named executive officers, or NEOs, by each director and nominee, and by all executive officers, directors and nominees as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares Owned Directly	Shares Owned 401(k)	Restricted Stock Outstanding (Voting Power)	Options Exercisable	Total Number of Shares of Common Stock	Percent of Class
Named Executive Officers:
William J. Way	3,108,867	–	–	383,020	3,491,887	*
Carl F. Giesler Jr.	136,636	3,911	43,559	–	184,106	*
Clayton A. Carrell	1,160,784	–	–	–	1,160,784	*
Derek W. Cutright	176,383	11,937	–	25,720	214,040	*
John P. Kelly	145,457	–	–	–	145,457	*
Directors:
John D. Gass	108,810	–	–	–	108,810	*
S. P. “Chip” Johnson IV	88,614	–	28,902	–	117,516	*
Catherine A. Kehr	469,985	–	28,902	–	498,887	*
Greg D. Kerley	366,211	–	28,902	–	395,113	*
Jon A. Marshall	248,470	–	28,902	–	277,372	*
Patrick M. Prevost	74,178	–	–	–	74,178	*
Anne Taylor	25,199	–	–	–	25,199	*
Denis J. Walsh III	–	–	–	–	–	*
All directors and executive officers as a group(1)(2)	6,670,534	31,682	159,167	408,740	7,270,123	0.66%

*	Less than one percent of class.

(1)	All directors and executive officers as a group, 18 persons total.

(2)	The table above does not include outstanding restricted stock units for each active NEO and non-employee Director as set out below:

Name	Unvested RSUs (#)	Deferred (#)
William J. Way	2,275,763	–
Carl F. Giesler, Jr.	366,384
Clayton A. Carrell	947,146	–
Derek W. Cutright	209,747	–
John P. Kelly	209,747	–
John D. Gass	28,902	170,563
Patrick M. Prevost	28,902	170,563
Anne Taylor	28,902	170,563
Denis J. Walsh, III	28,902	94,950

SOUTHWESTERN ENERGY COMPANY I 29

STOCK OWNERSHIP INFORMATION

Equity Compensation Plans

The following table sets forth certain information as of December 31, 2022, concerning outstanding awards under the Company’s equity compensation plan, which has been approved by shareholders, the weighted average exercise price of the outstanding options and the number of shares available for future issuance under the plan:

	(a)	(b)	(c)
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance (2)
Equity compensation plans approved by shareholders(3)	9,029,542	$8.59	39,768,784

(1)

Includes 996,508 stock options, 1,499,450 performance awards at target (settleable in cash or stock), 202,725 shares of restricted stock, and 6,330,859 restricted stock units (including 11,118 units assumed in connection with the Montage acquisition and 722,247 deferred under the Directors Deferred Compensation Plan) outstanding as of December 31, 2022. The restricted stock units issued from the amended Southwestern Energy Company 2013 Incentive Plan (the “2013 Plan”) may be settled in cash or shares of common stock. Does not include 10,299,520 outstanding performance awards that can only be settled in cash.

(2)

Reflects the number of shares of our common stock available for issuance under the Southwestern Energy Company 2022 Incentive Plan (“2022 Plan”). As of December 31, 2022, no awards had been issued from the 2022 Plan.

(3)

Consists of the 2013 Plan and the awards assumed in connection with the Montage acquisition. Shares remaining available for issuance may be issued only under the 2022 Plan, which permits grants of awards in the form of stock options, shares of restricted stock, performance units and restricted stock units, as well as other forms of incentive awards

Security Ownership of Principal Shareholders

The following persons were known by the Company to own beneficially more than 5% of the Company’s common stock as of December 31, 2022.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	116,543,599 (1)	10.6% (4)
Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	98,553,877 (2)	8.9% (4)
Common Stock	FMR LLC 245 Summer Street Boston, MA 02210	92,516,635 (3)	8.4% (4)

(1)

Based the 13G/A filed on February 9, 2023 with the SEC, The Vanguard Group had shared power to vote or direct to vote 469,318 shares, sole power to dispose of or to direct the disposition of 115,191,716 shares, and shared power to dispose or to direct the disposition of 1,351,883 shares.

(2)

Based on the 13G/A filed on January 25, 2023 with the SEC, BlackRock, Inc. had sole power to vote or to direct the vote of 96,270,895 shares, and sole power to dispose or to direct the disposition of 98,553,877 shares.

(3)

Based on the 13G/A filed on February 9, 2023 with the SEC, FMR LLC had sole power to vote or to direct the vote of 92,407,256 shares, and sole power to dispose or to direct the disposition of 92,516,635 shares.

(4)	Percent of Class calculated based on the number of Company shares outstanding as of December 31, 2022.

30 I SWN.COM/ANNUALMEETING

STOCK OWNERSHIP INFORMATION

Stock Ownership Guidelines

The Company maintains stock ownership guidelines for directors and executive officers. Each director must own common stock with a market value equal to five times the annual cash retainer that was in effect on December 6, 2013 (the date the stock ownership guidelines were last amended) or the date the director joined the Board, whichever date is later. This ownership threshold must be met within five years of December 6, 2013 or five years of the date the director joined the Board, whichever date is later. Until such time as the director reaches his or her share ownership requirement, the director will be required to hold 50% of the shares of common stock received in the form of restricted stock and upon exercise of stock options (net of any shares utilized to pay for the exercise price of the option). Once achieved, the required ownership threshold must be maintained as long as the director retains his or her seat on the Board.

Stock that counts toward satisfaction of these guidelines includes common stock purchased on the open market, stock obtained through stock option exercises, restricted stock, and stock beneficially owned in a trust, by a spouse and/or minor children. In instances where these stock ownership guidelines would place a severe hardship on a director, the Board will make the final decision as to developing an alternative stock ownership guideline for a director that reflects the intention of these guidelines and his or her personal circumstances. As of December 31, 2022, directors in office for more than twelve months held common stock in excess of the levels required in the guidelines.

Guidelines for the ownership requirements for executive officers are discussed on page 44 in the Compensation Discussion and Analysis section of this proxy statement.

SOUTHWESTERN ENERGY COMPANY I 31

PROPOSAL NO. 2

Proposal No. 2: Non-Binding Advisory Vote to Approve the Compensation of our Named Executive Officers

We are asking our shareholders to approve, on a non-binding and advisory basis, the compensation paid to our named executive officers (“NEOs”) as described in the Compensation Discussion and Analysis (“CD&A”) and the Executive Compensation section of this proxy statement. This proposal and the discussion that follows relate to 2022 compensation decisions.

The Company believes that its executive compensation program, which emphasizes equity-based awards and performance-based cash incentives, is strongly aligned with the interests of its shareholders. Highlights of the program include the following:

•	A significant stock ownership requirement.

•	A maximum payout that limits annual incentive bonuses or performance units.

•	CEO salary constitutes no more than 10% of the target compensation package, with the remainder generally being equity-based or otherwise contingent upon Company and individual performance.

•	Long-term incentive compensation aligns executive and shareholder interests to achieve long-term performance objectives and constitutes the major component of at-risk compensation.

•	Each of the NEOs is employed at-will and is expected to demonstrate exceptional personal performance to continue serving as a member of the executive team.

•	No re-pricing of stock options without shareholder approval or pledging or hedging of Company securities.

We are asking shareholders to vote in favor of the following resolution, which will be submitted for approval by shareholders at the 2023 Annual Meeting:

“RESOLVED, that the shareholders of Southwestern Energy Company approve, on an advisory basis, the compensation of Southwestern’s executive officers named in the Summary Compensation Table as disclosed, pursuant to the SEC’s compensation disclosure rules, in the Compensation Discussion and Analysis, compensation tables and other narrative compensation disclosure in the proxy statement.”

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs. Unless the Board modifies its determination on the frequency of future Say-on-Pay advisory votes, the next Say-on-Pay advisory vote will be held at our 2024 Annual Meeting.

32 I SWN.COM/ANNUALMEETING

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

2022 Highlights

OUR COMPENSATION PHILOSOPHY IS LINKED TO OUR LONG-TERM STRATEGY

At SWN, we are delivering today and positioned for the future. As a result of the disciplined execution of our long-term strategy, we are producing value for shareholders and have an established path for creating durable shareholder returns and maintaining the long-term resilience of the Company.

Central to our strategy and long-term success, we are unlocking value and capturing benefits of scale from our advantageous position in two of the most productive, cost efficient and lowest carbon intensity natural gas basins in the United States. Simultaneously, we are expanding our access to premium U.S. and global natural gas and LNG markets as we believe this will bolster our long-term financial success and our ability to support the global energy transition, advance energy security, and meet global energy demands.

We believe that natural gas will continue to be a foundational component of the global economy, particularly as we transition to a lower carbon energy future. As global policies expand to support increasing decarbonization and energy security, we anticipate strong demand for LNG supply. Our strategy is built to capitalize on tailwinds supporting the role we believe natural gas will play in the energy transition while helping secure it as a long-term, responsibly developed energy source.

We are also leveraging our long history of responsible operations. For example, by the end of 2022, 100% of our wells were third-party certified as responsibly produced gas through Project Canary and we announced our goal to reduce absolute and intensity-based Scope 1 GHG emissions 50% by 2035 which puts us on a pathway to meet the Paris Agreement goal of limiting global average temperature rise to 1.5 degrees Celsius. We believe these efforts will help to secure our role as a preferred natural gas provider under stricter emissions regulations and changes in energy demand, strengthening our ongoing performance and long-term resilience.

Our executive compensation is designed to drive ongoing execution of our long-term strategy and position the Company to deliver lasting shareholder value, generate free cash flow and meet changing global energy needs — today and into the future. In 2022, 15% of annual incentive compensation was tied to ESG metrics, including reducing methane intensity by 10% year over year. Spill prevention and safety performance are also tied to employee compensation and bonuses. We believe that achievements in 2022 continue to demonstrate our consistent execution of each pillar of our strategy:

2022 Highlights1

•	Successful integration of Indigo and GEP Haynesville and focused on capturing the tangible benefits of our increased scale
•	Generated $3.2 billion of net cash provided by operating activities and $848 million of free cash flow (non-GAAP)
•	Reduced outstanding debt by $1.0 billion decreasing net debt to adjusted EBITDA (non-GAAP) to 1.3x within sustainable target range of 1.5x - 1.0x
•	Announced $1 billion share repurchase authorization and executed $125 million of repurchases under program or 12.5% of authorized amount
•	Return on capital employed (“ROCE”) for 2022 was 22.5%
•	Stock price appreciation of 26% in 2022
•	Three-year Total Shareholder Return (“TSR”) was 97%
•	Enhanced long-term Haynesville flow assurance and optionality through capacity additions under DT Midstream’s LEAP and Momentum’s NG3 pipelines with direct access to LNG Corridor
•	Upgraded by S&P and Fitch rating agencies to consensus 1-notch below investment grade
•	All production certified as responsibly sourced gas through Project Canary across both operating areas
•	Announced longer-term GHG emissions reduction target to reduce Scope 1 intensity and absolute emissions by 50% by 2035, consistent with path to achieve net-zero emissions by 2050
•	Fresh water neutral for 7th consecutive year
•	All employees above director level completed Diversity and Inclusion training
•	Achieved record reserves of 21.6 Tcfe with PV-10 of $37.6 billion and pre-tax PV-10 (non-GAAP) of $46.4 billion using SEC prices

1    See Annex A to this proxy statement for a definition of, and additional information about, the non-GAAP financial measures listed on this page.

SOUTHWESTERN ENERGY COMPANY I 33

COMPENSATION DISCUSSION AND ANALYSIS

2022 Shareholder Engagement

Shareholders have supported the Company’s compensation program with an average of 89% of votes cast in favor of Say-on-Pay over the past four years. In 2022 we were pleased to receive 92% of votes cast in favor of Say-on-Pay. During our routine shareholder engagements with large institutional shareholders in 2022, we reached out to shareholders representing a combined 69% of outstanding shares as of December 31, 2022. Shareholders holding a combined 30% of outstanding shares accepted our invitation to speak. The others either declined or did not respond to our request.

In addition to these efforts, management engages with shareholders and potential shareholders through targeted outreach and participation in various conference and industry events. For additional information regarding our shareholder engagement process in 2022, please see the graphic on page 8 of the Proxy Statement Highlights which includes key topics discussed with shareholders in 2022 and changes made to the 2023 long-term incentive awards as a result of our shareholder outreach.

2022 Named Executive Officers

Name	Age	Title

William J. Way	63	President and Chief Executive Officer

Carl F. Giesler, Jr.	51	Executive Vice President and Chief Financial Officer

Clayton A. Carrell	57	Executive Vice President and Chief Operating Officer

Derek W. Cutright	46	Senior Vice President and Division Head

John P. Kelly	52	Senior Vice President and Division Head

Mr. Way was appointed Chief Executive Officer in January 2016. Prior to that, he served as Chief Operating Officer since 2011, having also been appointed President in December 2014. Prior to joining the Company, he was Senior Vice President, Americas of BG Group plc with responsibility for E&P, Midstream and LNG operations in the United States, Trinidad and Tobago, Chile, Bolivia, Canada and Argentina since 2007.

Mr. Giesler was appointed Executive Vice President and Chief Financial Officer on July 19, 2021. Prior to joining the Company, he served as President and Chief Executive Officer and as a Director of SandRidge Energy, Inc., having been appointed to that position in April 2020. Beginning in 2018, Mr. Giesler served as President and Chief Executive Officer and as a Director of Jones Energy, Inc. From 2014 until 2018, he served as President and Chief Executive Officer and as a Director of Miller Energy Resources, Inc.

Mr. Carrell was appointed Executive Vice President and Chief Operating Officer in December 2017. Prior to joining the Company, he was Executive Vice President and Chief Operating Officer of EP Energy since 2012.

Mr. Cutright was appointed Senior Vice President of Southwest Appalachia in September 2017, having previously served as Vice President since 2016. Mr. Cutright joined Southwestern Energy Company in 2008 as a staff drilling engineer.

Mr. Kelly was appointed Senior Vice President of Northeast Appalachia in October 2018, having previously served as Senior Vice President –Fayetteville since in 2017. Prior to joining the Company, he was President and Chief Executive Officer of Cantera Energy since 2012.

2022 Compensation Decisions

Compensation Philosophy

Our key goal in designing our executive compensation programs is to incentivize decisions and behavior that build long-term shareholder value and to attract and retain the talent that can execute our strategy. The following principles help guide us in designing our pay programs toward this end:

•	Incentivize behaviors and performance that deliver near- and long-term shareholder value

•	Promote responsible risk taking in line with balance sheet and core value drivers

•	Reflect good governance compensation pay practices

•	Appropriately balance fixed and at risk pay (e.g., short- and long-term incentives)

•	Utilize financial and operational quantitative metrics that are easily understood and accessible

•	Attract, retain and motivate critical talent to executive the Company’s strategy

34 I SWN.COM/ANNUALMEETING

COMPENSATION DISCUSSION AND ANALYSIS

Snapshot of CEO Compensation

We embrace a pay-for-performance philosophy. Thus, the majority of our Chief Executive Officer’s total direct compensation is at-risk, as noted in the graphic below.

Over the past three years, our share price increased 153% from January 2, 2020 ($2.31) to December 31, 2022 ($5.85). Our CEO’s three-year average realizable pay was 46% higher as of December 31, 2022 than his three-year average pay as reported in the Summary Compensation Table, which aligns with our increased share price over the last three years.

In the chart above, “Average SCT Reported Pay” refers to the average total annual compensation offered to our CEO across 2020, 2021 and 2022 as reported in the Summary Compensation Table in this proxy statement.

“Average Realizable Pay” refers to the corresponding amounts earned, or on track to be earned, from the 2020, 2021 and 2022 target pay opportunities as of December 31, 2022. Realizable pay includes base salary, annual incentive compensation actually earned, the value of the LTI awards based on the Company’s closing stock price on December 31, 2022, and the projected achievement of outstanding performance awards.

SOUTHWESTERN ENERGY COMPANY I 35

COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

Base salary makes up a relatively small percentage of total compensation, approximately 10% for the CEO and, on average, 23% for all other NEOs. The Compensation Committee annually reviews CEO and other NEO salaries, along with those of all other senior officers. The Compensation Committee also may adjust salaries at the time of a promotion, other changes in responsibilities or a significant change in market conditions. Differences in salary for each NEO reflect differences in individual responsibility, experience and competitive pay levels for similar positions in our compensation peer group.

For the first time in several years, the Compensation Committee increased salaries of the NEOs for 2022:

	2019 Base	2020 Base	2021 Base	2022 Base	2022
Name	Salary	Salary	Salary	Salary	Increase

William J. Way	$900,000	$900,000	$900,000	$950,000	5.56%

Carl F. Giesler, Jr. (1)	--	--	$525,000	$551,250	5.00%

Clayton A. Carrell	$575,000	$575,000	$575,000	$603,750	5.00%

Derek W. Cutright	$400,000	$400,000	$400,000	$412,000	3.00%

John P. Kelly	$400,000	$400,000	$400,000	$416,000	4.00%

(1)	Mr. Giesler joined the Company on July 19, 2021.

2022 Annual Bonus Program

Strategic Goals

Our annual bonus plan rewards short-term goals that contribute to our long-term strategy. Our annual cash bonus program targets specific annual metrics set at the start of each year designed to place the Company on this path while also driving top safety and environmental performance. The results of these metrics determine 100% of the bonus pool awarded to NEOs. For individual awards to NEOs, 70% of the individual award is tied to the results of these metrics and 30% is based on individual and/or strategic performance. The Committee also retains discretion to increase or decrease the pool based on unique achievements that were not contemplated in the bonus plan, such as accretive acquisitions and divestitures.

Each annual bonus metric aligns with the Company’s strategic objectives and informed by shareholder feedback. The metrics, which remain unchanged from 2021, were designed to incentivize management to make further gains in achieving the Company’s overall strategy as set out below:

•

Discretionary Cash Flow: Discretionary Cash Flow (weighting factor 30%) measures a company’s ability to create available cash to fund exploration and development activities, pay down debt, and return capital to shareholders, all of which supports the Company’s overall business strategy to generate resilient free cash flow and create shareholder value.

•

Proved Developed Finding & Development (PDF&D): PDF&D (weighting factor 25%) measures the efficiency with which the Company invests capital to convert hydrocarbons into new proved developed reserves, a key value measurement in a year-over-year flat production capital program. This incentivizes the Company to find new reserves for lower cost or find more reserves for a similar cost which results in lower maintenance capital investment over time and, consequently, is expected to result in increased free cash flow.

•

Operating Expense: Operating Expense (weighting factor 30%) incentivizes management to identify and execute initiatives to decrease operational and administrative expenditures, which enhance cash flow generation to grow shareholder value.

•

HSE Combined: The combined HSE metrics represent 15% of the annual bonus plan and include total recordable injury rate (TRIR), total produced fluids spill rate (TPFSR) and methane intensity (MEI). TRIR encourages safe operations and a healthy work environment by promoting an injury-free workplace to protect the Company’s employees and contractors. TPFSR and MEI reflect the Company’s commitment to environmental stewardship and sustainability by reducing a key greenhouse gas and preventing environmental hazards. The HSE metrics collectively contribute to the success of the Company’s overall ESG strategy.

36 I SWN.COM/ANNUALMEETING

COMPENSATION DISCUSSION AND ANALYSIS

The following summarizes how the Company performed on all metrics in 2022:

The performance metrics represent key drivers for the Company in delivering on its strategic goals and position it competitively among peers. The targets are derived based on our updated business plan using current market conditions with ranges based on scenario analysis outcomes resulting from various changes of market dynamics and operational performance. Targets and ranges can vary year-to-year based on changing market dynamics and the volatility in the sector, such as commodity price changes impacting Discretionary Cash Flow, but are reviewed by the Compensation Committee to ensure the targets and ranges represent appropriate challenges for the Company to achieve.

Individual Annual Bonus Considerations

For each NEO, the Compensation Committee also determined the size of the qualitative component of the annual incentive bonus, which together with the formulaic component, comprises the total annual cash incentive levels. At target, the qualitative component constitutes 30% of each NEO’s annual cash incentive. The bonus amounts that each NEO actually received reflect both the overall company results and each individual’s contributions to the Company’s strong operating and strategic performance in 2022.

Due to the extraordinary achievements in 2022, including delivery of strong corporate results on the Company’s annual bonus metrics, as well as achievements highlighted on page 33, the Committee approved an earned bonus outcome of approximately 130% of target for the entire organization, consistent with the scoring on the quantitative results.

The NEO bonuses are outlined in the table below.

SOUTHWESTERN ENERGY COMPANY I 37

COMPENSATION DISCUSSION AND ANALYSIS

2022 Annual Incentive Bonus Payout

The following table shows the annual incentive bonus, including the respective formulaic and qualitative components, for each NEO serving as of December 31, 2022:

			Target	Formulaic	Qualitative
Name	Base Salary	Target in $	(% of Salary)	Component	Component	Total

William J. Way	$950,000	$1,187,500	125%	$1,069,687	$493,313	$1,563,000

Carl F. Giesler, Jr.	$551,250	$551,250	100%	$497,044	$245,791	$742,835

Clayton A. Carrell	$603,750	$603,750	100%	$544,381	$251,253	$795,634

Derek W. Cutright	$412,000	$329,600	80%	$298,256	$137,657	$435,913

John P. Kelly	$416,000	$332,800	80%	$300,608	$138,742	$439,350

2022 Long-Term Incentive Awards

Long-term incentives are aligned with our long-term strategy and the shareholder experience. In early 2022, each NEO received a long-term incentive award package that consisted of the following:

Restricted Stock Units

Each restricted stock unit (“RSU”) is the equivalent of one share of common stock of the Company. RSUs vest one-third on each of the first three anniversaries of the grant date, provided the recipient is still an employee of the Company on the date of vesting, with exceptions for death, disability and retirement. RSUs may be settled in common stock or cash equal to the value of the units as of the vesting date, at the discretion of the Compensation Committee and depending on the availability of shares of common stock under the Company’s 2013 Plan. This feature allows the Compensation Committee to consider market price, dilution and the Company’s cash needs at the time of settlement.

38 I SWN.COM/ANNUALMEETING

COMPENSATION DISCUSSION AND ANALYSIS

Performance Stock Units

The value of each performance stock unit, for the performance period commencing on January 1, 2022 and ending on December 31, 2024, is determined based on relative total shareholder return (“RTSR”). RTSR is calculated for the Company and each performance peer company as the change in company stock price (adjusted for stock splits), credited with paid dividends, over the three-year performance period. The beginning and ending stock prices will reference the trailing average stock price over the 20 trading days immediately prior to the beginning and the end of the performance period. The following table shows the percentage of units earned based the Company’s percentile ranking among the peer companies in total shareholder return (“TSR”) performance, with a threshold level required for any payout and a maximum payout of 200%. Results falling between two levels are interpolated linearly using the levels shown in the table below. However, in the event that absolute total shareholder return (“Absolute TSR”) is negative, the payout for Relative TSR will not exceed 100% of target. The performance stock unit award vests 100% on the third anniversary of the grant date, provided the recipient is still an employee of the Company on the vesting date, with exceptions for pro rata vesting in the case of death, disability and retirement. Settlement, if any, will be in common stock, cash, or a combination of both.

Performance Cash Units

Historically, 100% of the Company’s performance awards tracked the Company’s stock price. In 2021, the Compensation Committee decoupled 50% of the performance-based awards from the Company’s stock price. Each performance cash unit has a target value of $1.00, and, for the performance period commencing on January 1, 2022 and ending on December 31, 2024, is paid out based on two metrics, ROCE (50%) and reinvestment rate (50%), with a threshold level required for any payout and a maximum payout of 200% for both metrics. Results falling between two levels are interpolated linearly using the levels shown on the next page. The performance cash unit award vests 100% on the third anniversary of the grant date, provided the recipient is still an employee of the Company on the vesting date, with exceptions for pro rata vesting in the case of death, disability and retirement. Settlement, if any, at the end of the three-year vesting period will be in cash.

SOUTHWESTERN ENERGY COMPANY I 39

COMPENSATION DISCUSSION AND ANALYSIS

ROCE will be calculated as the sum of Adjusted Net Income and After-Tax Interest Expense divided by the sum of Average Debt and Average Equity, as show in the following formula:

Adjusted Net Income

Net income (loss) adjusted for gain/loss on unsettled derivatives, gain/loss on early extinguishment of debt, gain/ loss on sale of assets, impairments, restructuring and transaction-related charges, legal settlements, other one- time charges, adjustments due to discrete tax items, changes from the tax rate in effect at the beginning of the Performance Period, and the tax effect on adjustments

After Tax Interest Expense	Interest expense less the product of (i) the interest expense and (ii) the Company’s corporate tax rate in effect at the beginning of the Performance Period before the impact of valuation allowance

Average Debt	The arithmetic average of “Gross Debt” on December 31 of the year prior to the beginning of the Performance Period and December 31 of the final year of the Performance Period

Gross Debt

The aggregate outstanding principal balance under debt instruments such as a credit facility, notes or similar instrument. For the avoidance of doubt, “Gross Debt” does not include items such as unamortized discounts, unamortized deferred financing costs, letters of credit, and surety bonds

Average Equity

The arithmetic average of (i) stockholders’ equity on December 31 of the year prior to the beginning of the Performance Period (“Stockholder’s Equity”) and (ii) the sum of (a) Stockholder’s Equity and (b) Adjusted Net Income for each year during the Performance Period adjusted by changes reflected in the Consolidated Statement of Changes in Equity less Net Income (Loss)

40 I SWN.COM/ANNUALMEETING

COMPENSATION DISCUSSION AND ANALYSIS

Reinvestment Rate shall be calculated by dividing Capital Expenditures by Adjusted Net Discretionary Cash Flow, as illustrated in the following formula:

Capital Expenditures	The total capital investments accrued for in a given year, as discussed in management’s discussion and analysis in the Company’s Form 10-K

Adjusted Net Discretionary Cash Flow	Cash flow from operating activities adjusted for changes in assets and liabilities and restructuring and other one-time charges.

2022 LTI Target Grant

To respond to prevailing market conditions and the Company’s relatively low prevailing stock price, in 2020 and 2021 the Compensation Committee reduced LTI targets by 10% and 20%, respectively. In 2022, the Compensation Committee increased the grant date value of the awards granted to the NEOs to partially restore the value back to what it was before the reductions in 2020 and 2021 as shown in the table below.

Name	2019 Target Amount	2020 Target Amount	2021 Target Amount	2022 Target Amount

William J. Way	$6,750,000	$6,075,000	$4,860,000	$5,862,500

Carl F. Giesler, Jr. (1)	-	-	$1,950,000	$2,150,000

Clayton A. Carrell	$3,200,000	$2,880,000	$2,304,000	$2,425,000

Derek W. Cutright	$700,000	$630,000	$504,000	$530,000

John P. Kelly	$700,000	$630,000	$504,000	$530,000

(1)	Mr. Giesler joined the Company on July 19, 2021.

SOUTHWESTERN ENERGY COMPANY I 41

COMPENSATION DISCUSSION AND ANALYSIS

Calculating Target LTI Amounts

To mitigate the impact of day-to-day volatility, the Compensation Committee uses the average closing stock price over 20 trading days preceding a date shortly before the meeting at which it approves an LTI grant in order to eliminate short-term aberrations in determining the size of grants denominated in stock. Because SEC rules require that the value of a grant be reported in the Summary Compensation Table and Grants of Plan-Based Awards Table as of the date of grant, the target value of the awards as determined above sometimes differ from the amounts reported in the Summary Compensation Table and Grants of Plan-Based Awards Table.

For 2022, the Compensation Committee used a stock price of $4.47 to determine the number of RSUs and performance units granted to each NEO, based on the average closing price for the period January 19 through February 15 (the “planning price”). The closing price on the actual grant date was $4.45, a less than 1% difference from the planning price, and the Monte Carlo valuation for the Relative TSR performance awards on the grant date was $6.04.

Settlement of 2020-2022 Performance Units

In February 2020, the Compensation Committee granted executives (with the approval of the Board) performance units for the period from January 1, 2020 through December 31, 2022. Each performance unit entitled the recipient to receive an amount in cash equal to the Payment Value multiplied by the number of units granted, depending on the outcome of relative Total Shareholder Return (TSR) and Return on Average Capital Employed (ROACE) at the end of the three-year performance period.

For these performance units, TSR is calculated for the Company and each performance peer company as the change in company stock price (adjusted for stock splits), credited with paid dividends, over the three-year performance period. The beginning and ending stock prices are based on the trailing average stock price over the 20 trading days immediately prior to the beginning and end of the performance period.

ROACE for the performance period was calculated by dividing Discretionary Cash Flow by the sum of (i) the product of Beginning Stock Price and Beginning Shares Outstanding, (ii) Beginning Net Debt, and (III) Time-Weighted Average Adjustments as shown in the following formula:

Discretionary Cash Flow

Average of net cash provided by operating activities from the Consolidated Statement of Cash Flows less changes in assets and liabilities included in the Operating Activities section of the Consolidated Statement of Cash Flows for the performance period.

Beginning Stock Price	The 20-day average common stock prices immediately prior to the first day of the performance period.

Beginning Shares Outstanding	The diluted weighted average number of shares of common stock of the Company outstanding for the fourth quarter of the year prior to the beginning of the performance period.

Beginning Net Debt	Gross debt of the Company (net of cash and cash equivalents) outstanding on December 31 of the year prior to the beginning of the performance period.

Time-Weighted Average Adjustments

The sum of (i) the product of the number of shares of common stock the Company issued during the performance period and the price of said shares and (ii) the amount of additional net debt incurred during the performance period, which sum shall then be reduced by (iii) the amount by which any net debt is reduced during the performance period and (iv) the product of the number of shares of common stock of the Company purchased by the Company during the performance period and the price of said shares, with each occurrence of the above in (i) – (iv) multiplied by a fraction in which the denominator equals the total number of quarters in the performance period (12) and the numerator equals the remaining number of quarters following each occurrence of the above in (i) – (iv) plus one. For example, if the Company issued 100,000,000 shares of common stock at $5.00 per share in the second quarter of the Performance Period, the Time-Weighted Average Adjustment for this event would be (100,000,000 * $5.00) * 11/12 = $458,333,333.33.

42 I SWN.COM/ANNUALMEETING

COMPENSATION DISCUSSION AND ANALYSIS

When the performance awards were granted in 2020, the Board considered that long-term incentive awards made at a relatively low and volatile stock price might create the opportunity for perceived “windfall” compensation in a market recovery, or undue retention risks if markets continued to reduce the value of energy companies broadly. To address both business risks, the Company applied a 50% adjustment to any stock appreciation or depreciation to all equity-based long-term incentive awards granted in 2020, including the performance unit awards. The adjustment limits the realized appreciation or depreciation of an awarded stock unit to 50% of the change in stock price from the grant date to the vesting date. The “Adjusted Stock Price” is calculated using the following formula and has been applied to the realized value calculation in the table below:

The value of the payment of the 2020 performance unit award was determined by the attainment of certain minimum, target, and maximum performance objectives as described in the table below. Minimum level achievement would result in payment of 50% of target, and the maximum level of payout would result in 200% of target. Performance below the threshold level would result in no payment, and in the event that Relative TSR is negative for the performance period, the payment per unit will not exceed 100% of target.

Metric	Weighting Factors	Threshold	Target	Maximum	2022 Results	Weighted Units Earned

Relative TSR (Percentile)	50%	25th	51st	90th	71st	76%

ROACE	50%	10%	15%	25%	28%	100%

Result						176%

In February 2023, the Compensation Committee, based on the results of the final performance metrics set above, approved a 176% payout value for each 2020 – 2022 performance unit.

Name	Number of Performance Units Granted	Value on Grant Date(1)	Realized Value on 02/26/2023(2)

William J. Way (3)	1,863,500	$2,981,600	$10,000,000

Carl F. Giesler, Jr. (4)	-	-	-

Clayton A. Carrell	883,440	$1,413,504	$5,418,668

Derek W. Cutright	193,260	$309,216	$1,185,380

John P. Kelly	193,260	$309,216	$1,185,380

(1)	The grant date fair value on February 26, 2020 was $1.60.
(2)	The Adjusted Stock Price on February 26, 2023 was $3.49, based on the closing stock price on February 24, 2023 of $5.56, for a total payout of $6.1336 per unit.
(3)	The payout of Mr. Way’s award is capped at $10,000,000 pursuant to the 2013 Plan.
(4)	Mr. Giesler was not employed with the Company in 2020 when these performance awards were granted.

How We Make Compensation Decisions

Role of the Compensation Committee

The Compensation Committee consists entirely of independent directors and oversees SWN’s compensation and incentive plans and programs, acts as the administrator for the 2013 and 2022 Plans, and reviews and recommends to the Board all compensation for officers within the meaning of Rule 16a-1 under the Exchange Act. The Board, taking into account the recommendation of the Compensation Committee, sets the compensation of all senior executives, with only independent directors acting in the case of the CEO’s compensation.

Each year, the Compensation Committee conducts an evaluation of SWN’s compensation program to determine if any changes would be appropriate. In making these determinations, the Compensation Committee consults with its independent compensation consultant, shareholders and executive leadership, as discussed below. However, the Compensation Committee uses its own judgment in making final decisions regarding the compensation paid to our executive officers.

SOUTHWESTERN ENERGY COMPANY I 43

COMPENSATION DISCUSSION AND ANALYSIS

Role of the CEO

At the Compensation Committee’s request, the CEO provides an assessment of the individual performance and recommended compensation of the other executive officers based on each executive officer’s performance and contributions. The CEO does not provide recommendations or participate in the Committee’s deliberations on his own compensation.

Role of the Compensation Consultant

Since 2013, the Compensation Committee has engaged the services of Meridian, which the Committee considers to be an independent executive compensation consulting firm. The Compensation Committee makes an annual determination to affirm independence of the compensation consultant. Meridian is known for its expertise in the E&P industry, specializing in board-level executive pay consulting services. Meridian reports directly to the Compensation Committee, participates in Committee meetings, reviews Compensation Committee materials, and provides advice to the Compensation Committee upon request. Additionally, Meridian updates the Compensation Committee on trends and issues in executive pay, comments on the competitiveness and reasonableness of SWN’s programs, provides an annual risk assessment of the Company’s compensation programs, and assists in the development and review of SWN’s annual bonus and LTI programs, including commenting on performance measures and related goals.

Role of Peer Companies

The Compensation Committee utilizes a peer group to evaluate compensation for Company executives and a peer group to compare the Company’s performance for the purpose of calculating RTSR.

Compensation Peer Group

The Compensation Committee annually evaluates the companies included in the peer group and, when necessary, makes changes in order to effectively evaluate compensation. The Compensation Committee annually reviews the competitiveness of our executive officers’ compensation and assesses the overall competitiveness of our compensation programs relative to the peer group, which includes E&P industry companies with comparable onshore operations and of similar size as measured by enterprise value, market cap and assets. In 2022, the Compensation Committee generally sought to provide total direct compensation for our NEOs within a competitive range of our compensation peers. Individual compensation packages may vary based on individual experience, retention, performance and on the prevailing market conditions.

Although the compensation peer group provides an important tool for analysis and decision-making, the comparative data does not substitute for the Compensation Committee’s sound business judgment. In addition to market data, the Compensation Committee considers other factors, such as an individual’s personal contributions to SWN, previous experience, leadership qualities and skill sets.

Performance Peer Group

The Compensation Committee uses a similar group of E&P industry companies to evaluate the Company’s TSR. The performance peer group is similar to the compensation peer group, although performance peer companies generally emphasize a similar commodity mix (mostly natural gas) and business strategy as the Company.

2022 Compensation Peer Group

•  Antero Resources Corporation

•  APA Corporation

•  Chesapeake Energy Corporation

•  CNX Resources Corporation

•  Continental Resources, Inc.

•  Coterra Energy Inc.

•  EQT Corporation

•  Marathon Oil Corporation

•  Matador Resources Corporation

•  Murphy Oil Corporation

•  Ovintiv Inc.

•  PDC Energy, Inc.

•  Range Resources Corporation

•  SM Energy Corporation

Note: The 2022 performance peer group includes the companies listed above, minus APA Corporation and Marathon Oil Corporation, plus Comstock Resources, Inc. and Gulfport Energy Corporation.

Practices and Policies Related to Compensation

Stock Ownership Guidelines

To support the Company’s commitment to shareholder alignment, the Company has adopted guidelines that require NEOs to hold a multiple of their base salary in common stock or other stock-based instruments such as RSUs. The ownership multiples are as follows:

•	Chief Executive Officer – six times base salary
•	Executive Vice President – three times base salary
•	Senior Vice President – two times base salary

The guidelines must be satisfied within three years after the date of hire, change in job title, or increase in salary, and during such period, an executive officer must hold at least one-half of the shares of the Company’s common stock or stock-based instruments received through equity-based awards (net of taxes) from the Company until the officer meets his or her ownership requirement.

As of December 31, 2022, all NEOs were in compliance with the guidelines. For additional details on the common stock owned by our

NEOs, please refer to the Share Ownership of Officers and Directors table on page 29.

44 I SWN.COM/ANNUALMEETING

COMPENSATION DISCUSSION AND ANALYSIS

Anti-Hedging and Anti-Pledging Policies

All directors and employees, including our NEOs, their spouses and members of their households, are prohibited from hedging the economic risk of ownership of our common stock. Specifically, the prohibitions relate to short selling and buying or selling puts, calls or options and engaging in transactions involving our securities when in possession of material, non-public information or during certain designated “black-out” periods.

All directors and officers with the title of vice president or above, along with their spouses and members of their households, are prohibited from pledging shares of our common stock. We are not aware of any existing pledging arrangements by any of our directors or officers.

Policy for Recovery of Compensation (Clawback Policy)

The Company may require reimbursement from NEOs and other officers with the title of senior vice president or higher for any incentive awards if it is determined that such awards were based on financial results that became the subject of a material restatement (other than due to changes in accounting policy) or were payable due to fraud, negligence or intentional misconduct by such officer.

In addition, bonuses, incentives or performance-based pay are subject to reimbursement, and the Board may cancel restricted stock awards and outstanding stock options and seek reimbursement of any gains realized on the exercise of stock options attributable to such awards. We are reviewing the final rule issued by the SEC implementing the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation and will revise our clawback policy as necessary to comply with the SEC rules when NYSE adopts listing standards in accordance with the final rules.

Health, Welfare, Retirement and Other Benefits

We offer competitive health, welfare and retirement programs for our eligible employees. Our health and welfare programs include medical, pharmacy, dental, life insurance and disability. We also offer a limited charitable gift matching program. The life insurance and disability programs provide higher benefit amounts for our NEOs due to their higher base salaries. Our executives have disability coverage that applies if they are unable to perform in their occupation. In addition, disability benefits for our officers are capped at $16,000 per month for long-term disability and 70% of base pay for short-term disability.

We offer retirement programs that are intended to supplement our employees’ social security benefits and personal savings. The programs include:

•	the Southwestern Energy Company 401(k) Savings Plan (“401(k) Plan”)
•	a non-qualified deferred compensation plan (“Non-Qualified Retirement Plan”)

Effective January 1, 2021, the Compensation Committee approved “freezing” the Company’s defined benefit plan (the “Pension Plan”) and the supplemental retirement plan (the “SERP“) such that there would be no additional participants eligible for either plan and no additional contribution credits for existing participants. Lump sum distributions were made to participants in December 2022.

401(k)

The 401(k) Plan, which is available to all employees, including our NEOs, allows a participant to elect to contribute a percentage of his or her eligible compensation, generally salary and wages, to an investment trust. Employee contributions are matched by us 100% for the first 6% of the employee’s eligible compensation. The 401(k) Plan provides a number of different investment options, including our common stock, for which a participant has sole discretion in determining the allocation of their and our contributions among the investment options.

Perquisites, Allowances and Other Benefits

The type and the value of perquisites for our NEOs are reviewed and approved by the Compensation Committee as part of its compensation decision-making. In 2022, the primary perquisites for our NEOs were the payment of a $7,380 annual car allowance, estate and financial planning expenses for each NEO up to $18,500 per year, the annual premium for an executive medical plan that covers all out-of-pocket expenses and an annual complete personal physical exam. We reimburse our NEOs for expenses incurred with respect to estate and financial planning because we believe the utilization of experts will reduce the amount of time our executives will need to devote to those matters while also maximizing the net value of the compensation we provide.

SOUTHWESTERN ENERGY COMPANY I 45

EXECUTIVE COMPENSATION

Executive Compensation

2022 Summary Compensation Table

The following Summary Compensation Table shows information about the compensation received by our CEO, CFO and each of our three other most highly compensated executive officers for services rendered in all capacities during the 2022, 2021 and 2020 fiscal years.

(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(4)	Non-Equity Incentive Plan Compensa- tion ($)(5)	Change in Pension Value and Nonqualified Deferred Compensa- tion Earnings ($)(6)	All Other Compensa- tion ($)(7)	Total ($)

William J. Way President and Chief Executive Officer	2022	940,385	–		4,898,527	1,563,000	32,939	92,559	7,527,410
	2021	900,000	–		4,402,539	1,650,000	31,073	93,772	7,077,384
	2020	900,000	–		5,609,135	1,400,000	80,258	75,234	8,064,627

Carl F. Giesler, Jr. (1) Executive Vice President and Chief Financial Officer	2022	546,202	500,000	(3)	1,796,535	742,835	–	58,821	3,644,393
	2021	222,115	–		640,308	323,889	–	41,318	1,227,630

Clayton A. Carrell Executive Vice President and Chief Operating Officer	2022	598,221	–		2,026,312	795,634	6,985	77,189	3,504,341
	2021	575,000	–		2,087,115	821,215	6,590	77,521	3,567,441
	2020	575,000	–		2,659,154	719,000	38,764	63,713	4,055,632

Derek W. Cutright (2) Senior Vice President and Division Head	2022	409,692	–		442,927	435,913	16,238	57,654	1,362,424
	2021	400,000	–		456,635	437,824	16,511	46,904	1,357,874

John P. Kelly Senior Vice President and Division Head	2022	412,923	–		442,927	439,350	4,576	50,859	1,350,635
	2021	400,000	–		456,635	447,424	4,585	40,675	1,349,319
	2020	396,539	20,000		581,713	405,000	26,966	34,806	1,465,024

(1)	Mr. Giesler joined the Company on July 19, 2021.
(2)	Mr. Cutright was not a NEO of the Company in 2020.
(3)	One time sign-on cash bonus.
(4)

The dollar value stated for the RSUs and performance stock units for 2022 reflects the number of units granted in 2022 multiplied by the grant date fair value, computed in accordance with FASB ASC Topic 718, and is included in the Company’s Annual Report on Form 10-K. The assumptions and data utilized in the calculation of these amounts for 2022 awards are set forth below:

RSUs: The grant date fair value for the RSUs granted on February 22, 2022 represents the closing price of the Company’s common stock on the NYSE of $4.45 per share multiplied by the number of units awarded.

46 I SWN.COM/ANNUALMEETING

EXECUTIVE COMPENSATION

Performance Stock Units: The 2022 performance unit awards include a market condition based on RTSR as compared to a group of the Company’s peers. The fair value of the market condition is calculated by a Monte Carlo model on a quarterly basis. When calculated using the valuation detailed above and the closing price of the Company’s common stock at the grant date, the grant date fair value per performance unit was determined to be $6.04. The grant date fair value for the performance units reflects the value of the award on the grant date based on the probable outcome of the performance conditions. The table below provides the estimated value of the 2022-2024 performance stock units at the threshold, target and maximum levels based on the FASB ASC Topic 718 grant date value of $6.04 per unit:

Name	Performance Units (#)	Value at Threshold ($)	Value at Target (Reported in Column (e) Above) ($)	Value at Maximum ($)

William J. Way	327,880	990,198	1,980,395	3,960,790

Carl F. Giesler, Jr.	120,250	363,155	726,310	1,452,620

Clayton A. Carrell	135,630	409,603	819,205	1,638,410

Derek W. Cutright	29,650	89,543	179,086	358,172

John P. Kelly	29,650	89,543	179,086	358,172

Additional information regarding RSU and performance unit awards made for 2022 can be found below in the table entitled “Grants of Plan-Based Awards.”

(5)

The amounts stated in this column constitute the annual incentive cash awards made to each NEO under the annual incentive bonus program based on Company performance and the Compensation Committee’s evaluation of each NEO’s performance. Additional details about the annual incentive awards and annual bonus are provided under the heading “Compensation Discussion and Analysis — 2022 Compensation Decisions.”

(6)

The amounts stated in this column represent the aggregate increase in actuarial value for each NEO for the applicable calendar year period under both the Pension Plan and the SERP. As discussed in the “Pension Benefits” table below, executives do not earn or accrue above-market or preferential earnings on their accounts under the Non-Qualified Retirement Plan. The Pension Plan, the SERP and the Non-Qualified Retirement Plan are described in more detail below.

(7)

The amounts stated in this column include Company matching funds for the 401(k) and Non-Qualified Retirement Plans, life insurance premiums, car allowance, financial and estate planning reimbursements, premiums paid for supplemental medical insurance and annual physicals, consultant services, accrued vacation and severance or termination payments.

All Other Compensation - 2022

Name	401(k) and Nonqualified Retirement Plans Matching Contributions ($)	Life Insurance Premiums ($)	Car Allowance ($)	Financial and Estate Planning Reimbursements ($)	Premiums for Supplemental Medical Insurance and Annual Physical ($)	Accrued Vacation ($)	Severance/ Termination Payments ($)	Total ($)

William J. Way	57,000	2,079	7,380	15,000	11,100	–	–	92,559

Carl F. Giesler, Jr.	33,075	1,458	7,380	–	16,908	–	–	58,821

Clayton A. Carrell	36,225	1,676	7,380	15,000	16,908	–	–	77,189

Derek W. Cutright	24,720	1,146	7,380	7,500	16,908			57,654

John P. Kelly	24,960	78	7,380	1,533	16,908	–	–	50,859

SOUTHWESTERN ENERGY COMPANY I 47

EXECUTIVE COMPENSATION

2022 Option Exercises, Performance Units Settled and Stock Vested

The table below contains information for the fiscal year ended December 31, 2022 concerning options exercised and the vesting of previously granted shares of restricted stock, RSUs and performance units for NEOs. The value shown is based on the closing price of our common stock on the date of vesting.

Restricted Stock, Restricted Stock Units and Performance Units Vested and Settled – 2022(1)

	Performance Unit Awards		Restricted Stock Unit Awards		Restricted Stock Awards

Name	Number of Units Vesting (#)	Value Realized on Vesting ($)(2)	Number of Units Vesting (#)	Value Realized on Vesting ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

William J. Way	1,044,654	5,181,484	899,971	4,391,718	–	–

Carl F. Giesler, Jr.	–	–	–	–	43,558	200,802

Clayton A. Carrell	495,248	2,456,430	430,928	2,103,204	–	–

Derek W. Cutright	108,342	537,376	94,271	460,103	–	–

John P. Kelly	108,342	537,376	94,271	460,103	–	–

(1)	There were no options exercised in 2022.

(2)

Reflects the aggregate dollar value realized upon vesting of performance unit awards, RSUs and restricted stock based upon the closing price of our common stock on the vesting date. In the event that the vesting date occurred on a weekend day or holiday, the value realized was determined by the closing price of our common stock on the prior business day closing

48 I SWN.COM/ANNUALMEETING

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

This table reflects our annual cash incentive awards and long-term incentive awards issued in 2022.

(a)		(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
										All Other
										Stock
										Awards:
										Number	Grant
							Estimated Future Payouts			of	Date
			Estimated Future Payouts Under				Under Equity Incentive			Shares	Fair Value
			Non-Equity Incentive Plan Awards				Plan Awards			of Stock	of Stock
	Grant	Grant	Threshold	Target	Maximum	Units	Threshold	Target	Maximum	or Units	Awards
Name	Type	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($)(1)

William J. Way	PSU	2/22/22(2)	–	–	–	–	163,940	327,880	655,760	–	1,980,395
	PCU	2/22/22(3)	732,815	1,465,630	2,931,260	1,465,630	–	–	–	–	–
	RSU	2/22/22(4)	–	–	–	–	–	–	–	655,760	2,918,132
	Bonus	(5)	593,750	1,187,500	2,375,000	–	–	–	–	–	–

Carl F. Giesler, Jr.	PSU	2/22/22(2)	–	–	–	–	60,125	120,250	240,500	–	726,310
	PCU	2/22/22(3)	268,750	537,500	1,075,000	537,500	–	–	–	–	–
	RSU	2/22/22(4)	–	–	–	–	–	–	–	240,500	1,070,225
	Bonus	(5)	275,625	551,250	1,102,500	–	–	–	–	–	–

Clayton A. Carrell	PSU	2/22/22(2)	–	–	–	–	67,815	135,630	271,260	–	819,205
	PCU	2/22/22(3)	303,125	606,250	1,212,500	606,250	–	–	–	–	–
	RSU	2/22/22(4)	–	–	–	–	–	–	–	271,260	1,207,107
	Bonus	(5)	301,875	603,750	1,207,500	–	–	–	–	–	–

Derek Cutright	PSU	2/22/22(2)	–	–	–	–	14,825	29,650	59,300	–	179,086
	PCU	2/22/22(3)	66,250	132,500	265,000	132,500	–	–	–	–	–
	RSU	2/22/22(4)	–	–	–	–	–	–	–	59,290	263,841
	Bonus	(5)	164,800	329,600	659,200	–	–	–	–	–	–

John P. Kelly	PSU	2/22/22(2)	–	–	–	–	14,825	29,650	59,300	–	179,086
	PCU	2/22/22(3)	66,250	132,500	265,000	132,500	–	–	–	–	–
	RSU	2/22/22(4)	–	–	–	–	–	–	–	59,290	263,841
	Bonus	(5)	166,400	332,800	665,600	–	–	–	–	–	–

(1)

The dollar amounts stated for the RSUs and performance stock units reflect the grant date fair value of the award as computed in accordance with FASB ASC Topic 718 and is included in the Company’s Annual Report on 10-K. The assumptions utilized in the calculation of these amounts are described under Footnote 4 of the Summary Compensation Table.

(2)

The performance stock units were issued under the 2013 Plan. Each performance unit has a threshold (50%), target (100%), and maximum (200%) potential payout amount based on the attainment of certain performance objectives. The performance stock units awarded in 2022 will vest based on performance and continued service over a three-year period, and payout occurs in stock or cash at the end of the three-year period.

(3)

The performance cash units were issued under the 2013 Plan. Each performance unit has a threshold (50%), target (100%), and maximum (200%) potential payout amount based on the attainment of certain performance objectives. The performance cash units awarded in 2022 will vest based on performance and continued service over a three-year period, and payout occurs in cash at the end of the three-year period.

(4)

The amount reflects the number of RSUs granted under the 2013 Plan. The RSUs vest over a period of three years from the date of grant, or immediately upon death, disability, normal retirement or a “change in control,” and may be settled in cash or shares of common stock at the discretion of the Compensation Committee.

(5)

Pursuant to the annual incentive bonus program, the Compensation Committee determined the annual target bonus level for each NEO for the 2022 fiscal year on February 22, 2022. The incentive bonus awards are paid annually based on the attainment of formulaic Company-wide performance measures and the individual performance of the NEO, and are calculated as a percentage amount of each NEO’s annual salary. Amounts shown in columns (c), (d) and (e) include both the formulaic component and the individual performance component of the NEO’s annual incentive award. The actual 2022 annual bonus payments are listed in column (g) of the Summary Compensation Table, and are discussed in further detail under the heading “Compensation Discussion and Analysis — 2022 Annual Bonus Program.”

SOUTHWESTERN ENERGY COMPANY I 49

EXECUTIVE COMPENSATION

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

For a detailed discussion of the compensation elements provided to our NEOs, including base salary, equity awards and annual cash incentives, see “2022 Compensation Decisions” in the CD&A.

Outstanding Equity Awards at Fiscal Year-End

The table reflects stock option, restricted stock, RSU and performance stock unit awards granted to our NEOs under our 2013 Plan that were outstanding as of December 31, 2022.

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

William J. Way	1/26/2016	155,280	–	8.60	1/26/2023	–		–	–		–
	2/21/2017	383,020	–	8.59	2/21/2024	–		–	–		–
	2/26/2019	–	–	–	–	200,895	(3)	1,175,236	–		–
	2/26/2020	–	–	–	–	1,250,309	(4)	4,538,622	1,863,500	(5)	10,000,000
	2/23/2021	–	–	–	–	412,220	(6)	2,411,487	309,170	(7)	904,322
	2/22/2022	–	–	–	–	655,760	(8)	3,836,196	327,880	(9)	959,049

Carl F. Giesler, Jr.	2/22/2022	–	–	–	–	240,500	(8)	1,406,925	120,250	(9)	351,731
	7/29/2021	–	–	–	–	87,117	(10)	509,634	–		–

Clayton A. Carrell	2/26/2019	–	–	–	–	95,240	(3)	557,154	–		–
	2/26/2020	–		–	–	592,741	(4)	2,151,650	883,440	(5)	6,413,774
	2/23/2021	–	–	–	–	195,420	(6)	1,143,207	146,570	(7)	428,717
	2/22/2022	–	–	–	–	271,260	(8)	1,586,871	135,630	(9)	396,718

Derek W. Cutright	2/21/2017	25,720	–	8.59	2/21/2024	–		–	–		–
	2/26/2019	–	–	–	–	20,835	(3)	121,885	–		–
	2/26/2020	–	–	–	–	129,667	(4)	470,691	193,260	(5)	1,403,068
	2/23/2021	–	–	–	–	42,754	(6)	250,111	32,070	(7)	93,805
	2/22/2022	–	–	–	–	59,290	(8)	346,847	29,650	(9)	86,726

John P. Kelly	2/26/2019	–	–	–	–	20,835	(3)	121,885	–		–
	2/26/2020	–	–	–	–	129,667	(4)	470,691	193,260	(5)	1,403,068
	2/23/2021	–	–	–	–	42,754	(6)	250,111	32,070	(7)	93,805
	2/22/2022	–	–	–	–	59,290	(8)	346,847	29,650	(9)	86,726

(1)

The market value of the unvested shares of restricted stock and unvested RSUs was calculated using the NYSE closing common stock price on December 31, 202 of $5.85 per share, with the “Adjusted Stock Price” of $3.63 applied to the awards granted on February 26, 2020.

(2)

The performance units granted in 2020 had a performance period of 2020–2022 and payout of 176% of target was approved by the Compensation Committee in February 2023 (see discussion above in “Settlement of 2020-2022 Performance Units”). The number of performance units granted in 2020 that would have been earned based on actual results for the period commencing on the first day of the applicable performance period and ending on December 31, 2022 (rather than the end of the actual performance or vesting period) was above the target level of performance, but below the maximum. Consequently, amounts shown for the 2020 awards are based on achievement at maximum performance under the performance unit awards. The number of performance stock units granted in 2021 and 2022 that would have been earned based on actual results for the

50 I SWN.COM/ANNUALMEETING

EXECUTIVE COMPENSATION

period commencing on the first day of the applicable performance period and ending on December 31, 2021 (rather than the end of the actual performance or vesting period) was below threshold. Consequently, the amounts shown are based on achievement at threshold performance under the performance unit awards. The market value of all performance units shown in column (i) was calculated using the NYSE closing common stock price on December 31, 2022 of $5.85 per share.

(3)

RSUs granted on February 26, 2019 under the 2013 Plan vest ratably over four years, with remaining vesting date of February 26, 2023, or immediately upon death, disability, normal retirement or a “change in control.”

(4)

RSUs granted on February 26, 2020 under the 2013 Plan vest ratably over four years, with remaining vesting dates of February 26, 2023 and February 26, 2024, or immediately upon death, disability, normal retirement or a “change in control.”

(5)

Performance units granted on February 26, 2020 under the 2013 Plan cliff vest at the end of three years, provided the recipient is still an employee of the Company, with exceptions for pro rata vesting in the case of death, disability or retirement, and total payout is determined at the end of the three-year performance period.

(6)

RSUs granted on February 23, 2021 under the 2013 Plan vests ratably over three years, with remaining vesting dates of February 23, 2023 and February 23, 2024, or immediately upon death, disability, normal retirement or a “change in control.”

(7)

Performance stock units granted on February 23, 2021 under the 2013 Plan cliff vest at the end of three years, provided the recipient is still an employee of the Company, with exceptions for pro rata vesting in the case of death, disability or retirement, and total payout is determined at the end of the three-year performance period.

(8)

RSUs granted on February 22, 2022 under the 2013 Plan vests ratably over three years, with remaining vesting dates of February 23, 2023, February 23, 2024, and February 23, 2025, or immediately upon death, disability, normal retirement or a “change in control.”

(9)

Performance stock units granted on February 22, 2022 under the 2013 Plan cliff vest at the end of three years, provided the recipient is still an employee of the Company, with exceptions for pro rata vesting in the case of death, disability or retirement, and total payout is determined at the end of the three-year performance period.

(10)

Restricted stock award granted on July 29, 2021 under the 2013 Plan vests at the rate of 33% per year from February 23, 2021, with remaining vesting dates of February 23, 2023 and February 23, 2024, or immediately upon death, disability, normal retirement or a “change in control.”

SOUTHWESTERN ENERGY COMPANY I 51

EXECUTIVE COMPENSATION

Pension Benefits

All employees, including NEOs, were generally eligible to participate on the same basis in the Pension Plan. The purpose of the Pension

Plan was to provide participants with benefits when they separate from employment through termination, retirement, death or disability. The Pension Plan provides benefits based on a “cash balance” plan design which provides benefits based upon a fixed percentage of an employee’s annual compensation. Employees who were participants in the Pension Plan prior to January 1, 1998, which does not include any of our NEOs or executives, also are entitled to annual benefits payable upon retirement based upon years of service through December 31, 1997 and average compensation during the five years of highest pay in the last ten years of service before termination.

Under the cash balance provisions of the Pension Plan, each participant has, for recordkeeping purposes only, a hypothetical account to which, for periods prior to January 1, 2021, credits were allocated annually based upon a percentage of the participant’s base salary. The applicable percentage is equal to 6% plus an additional percentage for participants in the Pension Plan as of January 1, 1998. The additional percentage was based upon a participant’s age and designed to approximate any lost benefits due to the change to a cash balance plan. All employee balances in the cash balance account also earn a fixed rate of interest that is credited annually. The Southwestern Energy Company Supplemental Retirement Plan (the “SERP”) allowed, for periods prior to January 1, 2021, certain highly-compensated employees to continue to earn pension benefits for retirement once they reached the limits imposed by the

Internal Revenue Service. Executives do not earn or accrue above-market or preferential earnings on their SERP accounts. The SERP provides benefits equal to the amount that would be payable under the Pension Plan in the absence of certain limitations of the Code, less the amount actually paid under the Pension Plan. In the event of a “change in control” as discussed below under “Severance

Termination and Change in Control Benefits,” the benefits of a NEO under the SERP would be determined as if the participant had credit for three additional years of service. The credit of three additional years of service is designed to ensure that the pension benefits in the event of a change in control are consistent with the other change-in-control arrangements between the Company and the NEOs.

At retirement or termination of employment, the present value accumulated benefit credited to a participant is payable to the participant in the form of a lump sum or in lifetime monthly payments.

Effective January 1, 2021, the Compensation Committee approved “freezing” the Pension Plan and the SERP such that there would be no additional participants eligible for either plan and no additional contribution credits for existing participants for periods on or after December 31, 2020. During 2021, we began the plan termination process for the Pension Plan and expect to complete that process by June 30, 2023. As part of the termination process, we distributed lump sum payments to active and former employee participants in the Pension Plan during December 2022 and, for those individuals who did not elect to take a distribution, we will transfer the remaining pension obligation to a qualified insurance company prior to June 30, 2023. As of December 31, 2022, the total value of the assets held by the Pension Plan exceeded the total benefits due under the Pension Plan by approximately $15 million. Our current funding policy is to continue to contribute amounts which are actuarially determined to provide the Pension Plan with sufficient assets to meet future benefit payment requirements and which are tax deductible.

Pension Benefits - 2022

(a)	(b)	(c)	(d)	(e)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

William J. Way(2)	Southwestern Energy Company Pension Plan	9	205,771	–
	Southwestern Energy Company Supplemental Retirement Plan	9	350,239	–
	Southwestern Energy Company Non-Qualified Retirement Plan	9	25,894	–

Carl F. Giesler, Jr.(3)	Southwestern Energy Company Pension Plan	–	–	–
	Southwestern Energy Company Supplemental Retirement Plan	–	–	–
	Southwestern Energy Company Non-Qualified Retirement Plan	–	–	–

Clayton A. Carrell(2)	Southwestern Energy Company Pension Plan	3	60,053	–
	Southwestern Energy Company Supplemental Retirement Plan	3	58,420	–
	Southwestern Energy Company Non-Qualified Retirement Plan	3	4,936	–

Derek W. Cutright	Southwestern Energy Company Pension Plan	12	–	266,709
	Southwestern Energy Company Supplemental Retirement Plan	12	39,899	–
	Southwestern Energy Company Non-Qualified Retirement Plan	12	1,325	–

John P. Kelly	Southwestern Energy Company Pension Plan	3	–	59,770
	Southwestern Energy Company Supplemental Retirement Plan	3	25,191	–
	Southwestern Energy Company Non-Qualified Retirement Plan	3	606	–

52 I SWN.COM/ANNUALMEETING

EXECUTIVE COMPENSATION

(1)

The change in the actuarial present value of the NEOs accumulated benefit from the prior year is included in the Summary Compensation Table and is calculated using a discount rate of 3.20% and the Society of Actuaries Pri-2012 Mortality Tables Report for healthy males and females projected generationally using scale MP-2020.

(2)

Mr. Way is eligible for early retirement under the Pension Plan because he is at least age 55 with at least 5 years of vesting service. The Pension Plan has a “cash balance” design that provides an annual compensation credit equal to 6% of an employee’s annual compensation, with an annual interest credit equal to 6% of the cash balance account. If Mr. Way elected a lump sum payment, his payment would equal his cash balance account balance, without reduction for early commencement. If Mr. Way instead elected to annuitize the cash balance benefit, the annuity would be reduced to account for early retirement. As noted above, compensation credits under the Pension Plan ceased as of December 31, 2020. If Mr. Way retired early, he would be eligible to receive the following early retirement benefits from the Pension Plan as a single sum of $205,771. In addition, Mr. Way would also be eligible to receive benefits, as a result of his termination of employment, under the Supplemental Retirement Plan and the Nonqualified Retirement Plan payable as a single sum are of $350,239, and $25,894, respectively. For Mr. Carrell, early retirement benefits from the Pension Plan, the Supplemental Retirement Plan and the Nonqualified Plan payable as single sum are $60,053, $58,420, $4,936, respectively.

(3)

Mr. Giesler was not a participant in the Pension Plan, the Supplemental Retirement Plan or the Non-Qualified Retirement Plan in 2022 and therefore, there is no value attributed to him for pension benefits.

Non-Qualified Deferred Compensation

Our NEOs and other highly compensated employees are also eligible to participate in the Non-Qualified Retirement Plan, which is a non-qualified deferred compensation supplemental retirement savings plan that allows any participant to defer income and receive a match on the same basis as the 401(k) Plan, subject to the same total cap as for all employees. In addition, participants can defer all or a portion of their annual incentive payments until termination of employment under the Non-Qualified Retirement Plan.

The Non-Qualified Retirement Plan is not funded and participants are our general creditors. All amounts deferred in the Non-Qualified

Retirement Plan increase or decrease based on the investment results of the executive’s requested investment alternatives and executives do not earn or accrue above-market or preferential earnings on their accounts. Plan distributions after employment ends are paid out of our funds rather than from a dedicated investment portfolio.

The table below sets forth information regarding the contributions, earnings and withdrawals/distributions during 2022 and the balance at year-end 2022 under the Non-Qualified Retirement Plan for each of the NEOs.

Non-Qualified Deferred Compensation – 2022

(a)	(b)	(c)	(d)	(e)	(f)

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last Fiscal Year-End ($)(5)(6)

William J. Way	47,019	36,600	(128,514)	–	821,195

Carl F. Giesler, Jr.	16,386	–	(716)	–	15,670

Clayton A. Carrell	23,929	17,100	(35,115)	–	188,552

Derek W. Cutright	–	–	(6,294)	–	27,087

John P. Kelly	–	–	(3,619)	–	17,693

(1)

Represents the amounts that our NEOs elected to defer in 2022 under the Non-Qualified Retirement Plan. The amounts represent compensation earned by our NEOs in 2022, and therefore also are reported in the appropriate columns in the Summary Compensation Table above.

(2)

Represents the amounts credited in 2022 as Company contributions to the accounts of our NEOs under the Non-Qualified Retirement Plan. These amounts are also reported in the Summary Compensation Table above in the “All Other Compensation” column.

(3)	Represents the returns produced by the investments selected by the applicable NEO.
(4)	In-service distributions (if any) are made in accordance with the elections made by the NEO at the time of enrollment in the plan.
(5)	Represents the Non-Qualified Retirement Plan account balances at the end of 2022 for each of our NEOs.
(6)	The total amounts previously reported as compensation in the Summary Compensation table for each NEO in previous years are as follows:

Name	Aggregate Amounts Previously Reported

William J. Way	$597,485

Carl F. Giesler, Jr.	–

Clayton A. Carrell	$149,375

Derek W. Cutright	–

John P. Kelly	$1,834

SOUTHWESTERN ENERGY COMPANY I 53

EXECUTIVE COMPENSATION

Termination and Change in Control Benefits

We do not have employment agreements with any of the NEOs, but we have entered into a severance agreement with each officer that provides certain additional compensation if, within three years after a “change in control,” his or her employment is involuntarily terminated other than for cause or if the executive voluntarily terminates employment for “good reason,” as defined in the respective severance agreement. The change in control severance payment is a lump sum payment equal to the product of (x) 2.99 (for Messrs. Way, Giesler and Carrell) or 2.0 (for Messrs. Cutright and Kelly) and (y) the sum of (i) the executive’s base salary as of the executive’s termination date plus (ii) the maximum bonus opportunity available to the executive under the annual incentive bonus program. In addition, each executive will be entitled to continued participation in certain health and welfare benefits from the date of the termination of employment until the earliest of (a) the expiration of three years, (b) death or (c) the date he or she is afforded a comparable benefit at comparable cost by a subsequent employer. The severance agreements contain a non-solicitation covenant that applies during the three-year period following the termination date. Our 2013 Plan and stock option agreements provide that all outstanding stock options become exercisable immediately upon a “change in control.” The 2013 Plan also provides that all performance awards, RSUs and shares of restricted stock that have not previously vested, cancelled or forfeited shall vest immediately upon a “change in control,” with the performance units being paid out at the greater of (i) target value or (ii) the projected payment value. The new incentive plan approved by shareholders in 2022 does have a double-trigger change-in-control provision, which provides that the automatic acceleration of outstanding awards will only occur in the event of termination of employment. Our annual incentive bonus program provides that upon a participant’s termination of employment under certain conditions on or after a “change in control,” all determined but unpaid incentive awards shall be paid immediately and any undetermined awards shall be determined and paid based on projected performance factors calculated in accordance with the program.

The following table sets forth the estimated current value of payments and benefits to each of our NEOs upon a change in control, involuntary or voluntary termination, involuntary termination following a change in control (“Change in Control Termination”), retirement, death or disability of our NEOs, assuming that the triggering events occurred on December 31, 2022. The amounts shown below do not include benefits earned during the term of our NEO’s employment that are available to all salaried employees. For information on the accrued amounts payable under other benefit plans, see above under “Pension Benefits” and “Non-Qualified Deferred Compensation.” The actual amounts of payments and benefits that would be provided can only be determined at the time of a change in control and/or the NEO’s separation from Southwestern Energy Company.

Name and Trigger	Severance or Multiple of Salary and Annual Incentive Bonus ($)(1)	Valuation of Equity and Performance Awards Vesting Acceleration Assuming Cash-Out ($)(2)(3)	Value of Health and Welfare Benefits Equivalent Payment ($)	Total Value ($)

William J. Way

Change in Control	–	29,118,074	–	29,118,074

Change in Control Termination	11,129,250	29,118,074	87,066	40,334,390

Normal Retirement, Death or Disability	–	29,118,074	–	29,118,074

Carl F. Giesler, Jr.

Change in Control	–	3,157,522	–	3,157,522

Change in Control Termination	5,234,250	3,157,522	115,074	8,506,846

Normal Retirement, Death or Disability	–	3,157,522	–	3,157,522

Clayton A. Carrell

Change in Control	–	13,367,919	–	13,367,919

Change in Control Termination	6,019,388	13,367,919	115,728	19,503,035

Normal Retirement, Death or Disability	–	13,367,919	–	13,367,919

Derek W. Cutright

Change in Control	–	2,923,871	–	2,923,871

Change in Control Termination	2,472,000	2,923,871	114,802	5,510,673

Normal Retirement, Death or Disability	–	2,923,871	–	2,923,871

John P. Kelly

Change in Control	–	2,882,921	–	2,882,921

Change in Control Termination	2,496,000	2,882,921	110,934	5,489,855

Normal Retirement, Death or Disability	–	2,882,921	–	2,882,921

54 I SWN.COM/ANNUALMEETING

EXECUTIVE COMPENSATION

(1)

The change in control severance payment is equal to the sum of the prorated annual bonus at target, plus the product of (x) 2.99 (for Messrs. Way, Giesler and Carrell) or 2.0 for Messrs. Cutright and Kelly and (y) the sum of (i) the executive’s base salary as of the executive’s termination date plus (ii) the maximum bonus opportunity available to the executive under the annual incentive bonus program.

(2)

In the event of a change in control regardless of termination, the unvested portion of previously granted performance units will be accelerated and the vested performance units will be paid out at the greater of (i) target value or (ii) the projected payment value if the performance period has been completed. In the event of termination due to death, disability or retirement, the unvested performance units will be paid on a vested or pro rata basis pursuant to the overall level of achievement under the original terms and conditions of the grants at the time that payment is due and required to be made under the 2013 Plan. The value of the performance units for all scenarios in this column is calculated by assuming the target number of units awarded and a $5.85 per share Company closing price on December 31, 2022, with the applicable adjusted stock price for the 2020 awards.

(3)

In the event of a change in control, change in control termination, normal retirement at age 65, death or disability, all unvested outstanding RSUs and shares of restricted stock will become fully vested. The value of outstanding performance awards is determined at target. The value of the outstanding RSUs and shares of restricted stock is based on a $5.85 per share Company closing price on December 31, 2022.

CEO Pay Ratio

Like our executive compensation program, SWN’s compensation philosophy is based on a pay for performance foundation and must be consistent and internally equitable to motivate our employees to perform in ways that enhance shareholder value. We are committed to providing a competitive offering to all employees and utilize internal and external data to annually set total direct compensation for our employees. The Compensation Committee reviewed a comparison of our CEO’s annual total compensation in fiscal year 2022 against that of all other Company employees for the same period.

We determined the compensation of our median employee by: (i) calculating the annual total direct compensation for each of our employees by adding their wages received in 2022 (including overtime), their actual annual bonus award paid in 2022, plus the grant date value of their 2022 LTI award, if applicable, (ii) ranking the annual total direct compensation of all employees except for the CEO from highest to lowest, and (iii) identifying the “Median Employee.” Once the Median Employee was identified, we utilized the same process for calculating total compensation as we do our CEO under the Summary Compensation Table. We utilized the employee population as of December 31, 2022 for our analysis.

The annual total compensation for fiscal year 2022 for our CEO, calculated to include all elements reflected in the Summary Compensation Table was $7,527,410 and for the Median Employee was $119,595. The resulting ratio of our CEO’s pay to the pay of our Median Employee for fiscal year 2022 is approximately 63 to 1.

SOUTHWESTERN ENERGY COMPANY I 55

EXECUTIVE COMPENSATION

Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(v) of Regulation
S-K,
we are providing the following information regarding “compensation actually paid” (CAP) for our chief executive officer (CEO) and
Non-CEO
named executive officers (NEOs) and company performance for the fiscal years listed below.
This disclosure is not incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. The disclosure has been prepared in accordance with the requirements of Item 402(v) and does not necessarily reflect the value actually realized by our executives or how the Compensation Committee evaluates compensation decisions. For example, the Compensation Committee does not use CAP as a basis for making compensation decisions, nor does it use net income (as reflected below) for purposes of determining our executives’ incentive compensation. For information about how the Compensation Committee makes compensation decisions, please see the Compensation Discussion and Analysis be
ginning on page
33.
Pay versus Performance Table

Pay vs. Performance (1)

					Value of Fixed $100 Investment Based on:

Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO (2)(3)	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid for Non-CEO NEOs (3)(4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)	Net Income (in Millions) (7)	Discretionary Cash Flow (in Millions) (8)

2022	$7,527,410	$10,616,976	$2,465,448	$3,068,786	$242	$154	$1,852	$3,030

2021	$7,077,384	$16,104,218	$2,003,741	$2,159,604	$193	$106	($25)	$1,354

2020	$8,064,627	$13,957,775	$2,667,539	$2,607,357	$123	$63	($3,112)	$618

(1)
Southwestern Energy’s principal executive officer (CEO) for FY2020 through FY2022 was William J. Way. Southwestern Energy’s other, non-CEO,
named executive officers (NEOs) for FY2020 were John Ale, Julian Bott, Clayton A. Carrell, J. David Cecil, John P. Kelly, and Jennifer McCauley. Southwestern Energy’s other, non-CEO,
NEOs for FY2021 were Julian Bott, Clayton A. Carrell, Derek W. Cutright, Carl F. Giesler, Jr., Michael Hancock, and John P. Kelly. Southwestern Energy’s other, non-CEO,
NEOs for FY2022 were Clayton A. Carrell, Derek W. Cutright, Carl F. Giesler, Jr., and John P. Kelly.

(2)	For Southwestern Energy’s CEO the “compensation actually paid” for each year reflects the following:

Year	Summary Compensation Table Total for CEO	Minus the Aggregate Grant Date Fair Value of Awards as Reported in the Summary Compensation Table	Plus Year-End Fair Value of Awards Granted in Covered Year Outstanding and Unvested at FYE	Plus Aggregate Change in Fair Value of Outstanding and Unvested Awards Granted in Prior Years at FYE	Plus Aggregate Change in Equity Fair Value up to Any Applicable Vesting Event for Equity Awards Vesting During the Fiscal Year	Minus Change in Defined Benefit & Pension Value	Plus Pension Service Costs	Minus Prior Year End Fair Value of Awards Granted in Prior Years that Failed to Vest in FY	Total “Compensation Actually Paid”

2022	$7,527,410	$(4,898,527)	$5,842,822	$3,122,476	$(937,007)	$32,939	$(7,259)	–	$10,616,976

2021	$7,077,384	$(4,402,539)	$4,541,141	$7,045,136	$1,874,169	$31,073	–	–	$16,104,218

2020	$8,064,627	$(5,609,135)	$11,428,000	$655,950	$(501,409)	$80,258	–	–	$13,957,775

(3)
In calculating the “compensation actually paid” amounts reflected in these columns, the fair value, or change in fair value, as applicable, of the equity award adjustments included in such calculations, was computed in accordance with FASB ASC Topic 718.

(4)	For Southwestern Energy’s non-CEO NEOs the average “compensation actually paid” for each year reflects the following:

Year	Average Summary Compensation Table Total for non-CEO NEOs	Minus the Average Aggregate Grant Date Fair Value of Awards as Reported in the Summary Compensation Table	Plus Average Year-End Fair Value of Awards Granted in Covered Year Outstanding and Unvested at FYE	Plus Average Aggregate Change in Fair Value of Outstanding and Unvested Awards Granted in Prior Years at FYE	Plus Average Aggregate Change in Equity Fair Value up to Any Applicable Vesting Event for Equity Awards Vesting During the Fiscal Year	Minus Average Change in Defined Benefit & Pension Value	Plus Average Pension Service Costs	Minus Average Prior Year End Fair Value of Awards Granted in Prior Years that Failed to Vest in FY	Average “Compensation Actually Paid” non-CEO

2022	$2,465,448	$(1,177,089)	$1,404,098	$556,027	$(159,726)	$6,950	$(13,022)	–	$3,068,786

2021	$2,003,741	$(1,225,687)	$679,600	$468,660	$240,113	$6,823	–	–	$2,159,604

2020	$2,667,539	$(1,597,031)	$1,805,938	$(316,231)	$41,454	$28,313	$34,001	–	$2,607,357

5 6 I SWN.COM/ANNUALMEETING

EXECUTIVE COMPENSATION

(5)	Total shareholder return calculated based on an assumed $100 investment as of December 31, 2019 and the reinvestment of any issued dividends.

(6)
Reflects the total shareholder return for the S&P Oil & Gas Exploration & Production Select Industry Index total shareholder return calculated based on an assumed $100 investment as of December 31, 2019 and the reinvestment of any issued dividends.

(7)	Represents the amount of net income reflected in the Company’s audited GAAP financial statements for each applicable fiscal year.

(8)	See “ Non-GAAP Financial Measures” section below for reconciliation of Discretionary Cash Flow performance in accordance with GAAP to non-GAAP financial results.
Southwestern Energy’s Compensation Committee reviews a variety of Company-wide and individu al factors
to link executive “compensation actually paid” with Company and executive performance. This section should be read in conjunction with the CD&A, which includes additional discussion of the object ives of the Comp
any’s executive compensation and benefit programs and how compensation decisions are aligned with the Company’s strategy and performance.
The following section provides a description of the relationships between Southwestern Energy’s total shareholder return relative to peer comparator index, as well as “compensation actually paid” relative to Southwestern Energy’s total shareholder return, net income, and Discretionary Cash Flow over the last three completed fiscal years.
CAP and Cumulative TSR
The table below shows the relationship between “compensation actually paid” to our CEO and the average of the “compensation actually paid” to our other NEOs, our cumulative TSR and the cumulative TSR of our selected peer group index ov
er three fiscal years ending D
ecember
 31, 2022.

SOUTHWESTERN ENERGY COMPANY I 5 7

EXECUTIVE COMPENSATION

CAP and Net Income
The table below shows the relationship betw
een “comp
ensation
actually
paid” to our CEO and the average of the “compensation actually paid” to our other NEOs and our net income over three fiscal years ending December 31, 2022.

CAP and Discretionary Cash Flow
The table below shows the relationship between “compensation actually paid” to our CEO and the average of the “compensation actually paid” to our other NEOs and discretionary cash flow over three fiscal years ending December 31, 2022.

58 I SWN.COM/ANNUALMEETING

EXECUTIVE COMPENSATION

Performance Metrics to Link Executive “Compensation Actually Paid” with C ompany
Performance
Provided below are the most important measures used to link “compensation actually paid” with Southwestern Energy performance during the most recently completed fiscal year:

Discretionary Cash Flow

Operating Expense

Proved Developed F&D Cost

Return on Capital Employed

Reinvestment Rate

Relative Total Shareholder Return

HSE combined metrics of Total Recordable Injury Rate, Total Produced Fluids Spill Rate, and Methane Emissions Intensity
Non-GAAP
Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes certain non-GAAP
performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and of prior periods.
We have identified discretionary cash flow as our company selected measure for evaluating pay versus performance because it is a key metric in our annual cash bonus program and can be reconciled to our audited financial statements. Discretionary cash flow is net cash provided by operating activities as taken from the Company’s Consolidated Statement of Cash Flows less the sum of changes in operating assets and liabilities included in the Operating Activities Section of the Consolidated Statements of Cash Flows. The table below reconciles discretionary cash flow, a non-GAAP financial measure, with net cash provided by operating activities, the most comparable GAAP financial measure. For the years 2020 and 2021, discretionary cash flow included adjustments due to cash flow impacts from acquisitions and merger-related expenses. Please see the Compensation Discussion and Analysis section of this proxy statement for more information on how discretionary cash flow is utilized as a performance metric under our annual cash bonus program.

	12 Months Ended December 31,

	2020	2021	2022
		(in Millions)
Discretionary Cash Flow (non-GAAP):

Net cash provided by operating activities (GAAP)	$528	$1,363	$3,154
Net change in working capital	77	209	(124)

Expenses related to acquired company	41	73	0

Cash flow impact from acquired company	(28)	(291)	0

Discretionary Cash Flow (non-GAAP)	$618	$1,354	$3,030
See the CD&A above and published in Southwestern Energy’s historical proxy statements for additional detail on executive
compensation actions.

SOUTHWESTERN ENERGY COMPANY I 59

PROPOSAL NO. 3

Proposal No. 3 Non-Binding Advisory Vote on the Frequency of Future Say-on-Pay Votes

As described in Proposal No. 2, the Company’s shareholders are being provided the opportunity to cast an advisory vote on the Company’s executive compensation program. The advisory vote on executive compensation described in Proposal No. 2 is referred to as a Say-on-Pay vote and has been sought annually from our shareholders beginning with our 2011 Annual Meeting.

As required by Section 14A of the Exchange Act of 1934, as amended, we are required to seek our shareholders’ vote on the frequency of Say-on-Pay votes no less than once every six years. At our 2017 Annual Meeting, the most recent vote on frequency, our shareholders voted to hold annual Say-on-Pay votes.

We are providing shareholders with the following options to select the frequency of our future Say-on-Pay votes: every one year, every two years or every three years, or abstaining. The Board believes that Say-on-Pay votes should be conducted every year to allow shareholders to annually express their views on the Company’s executive compensation program and to provide the Board and the Compensation Committee the opportunity to evaluate compensation decisions in light of yearly feedback from shareholders. The Board also believes that current best corporate practices and governance trends favor an annual advisory Say-on-Pay vote.

Consequently, the Board has determined to recommend that future Say-on-Pay votes occur every year until the next advisory vote on the frequency of future Say-on-Pay votes. Shareholders are not being asked to approve or disapprove the Board’s recommendation, but rather to indicate their choice among the following frequency options: one year, two years or three years, or abstain from voting.

As an advisory vote, this proposal is not binding upon the Board, the Company or the Compensation Committee. However, the Board values the opinions expressed by shareholders and will take into account the outcome of the vote when considering the frequency of future Say-on-Pay votes. Unless the Board modifies its determination on the frequency of future Say-on-Pay advisory votes, the next vote on the frequency of Say-on-Pay advisory votes will be held at our 2029 Annual Meeting.

60 I SWN.COM/ANNUALMEETING

PROPOSAL NO. 4

Proposal No. 4: Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP, or PwC, as the independent registered public accounting firm of the Company for 2022. PwC has been the independent registered public accounting firm of the Company since its selection, based upon recommendation of the Audit Committee, on June 20, 2002.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accounting firm (the “independent auditors”) to ensure that the provision of such services does not impair the auditors’ independence. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee.

The Audit Committee does not delegate to executive leadership its responsibilities to pre-approve services performed by the independent auditors.

Representatives of PwC will be present at the Annual Meeting and will have an opportunity to make a statement to shareholders if they so desire. The representatives will also be available to respond to questions from shareholders. There have been no disagreements with the independent registered public accounting firm on accounting and financial disclosure.

Relationship with Independent Registered Public Accounting Firm

The following table presents aggregate fees for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for each of the years ended December 31, 2022 and 2021, and fees billed for other services rendered by PwC during those years. The Audit Committee approved all audit fees, audit-related fees, tax fees and all other fees for services for provided by PwC for both 2022 and 2021.

	2022	2021

Audit Fees (1)	$2,599,000	$3,064,000

Audit-Related Fees (2)	$90,000	$1,025,000

Tax Fees (3)	$255,000	$201,721

All Other Fees (4)	$4,000	$4,000

Total	$2,948,000	$4,294,721

(1)

The Audit Fees for the years ended December 31, 2022 and 2021 were for professional services rendered for the integrated audits of the Company’s consolidated financial statements, reviews of the quarterly financial statements, and assistance with review of documents filed with the SEC.

(2)

The Audit-Related Fees for the year ended December 31, 2022 and 2021 were associated with regulatory filings related to the Montage, Indigo, and GEP mergers and our 2021 and 2020 equity and debt offerings.

(3)	Tax Fees for the years ended December 31, 2022 and 2021 were for services related to the review of federal and state tax returns, tax planning and consultation.
(4)	An affiliate of PwC provided disclosure checklist software in 2022 and 2021.

SOUTHWESTERN ENERGY COMPANY I 61

PROPOSAL NO. 5

Proposal No. 5: Approval of an Amendment to our Certificate of Incorporation to Lower the Ownership Threshold for Shareholders to Call a Special Shareholder Meeting

The Board is asking shareholders to consider and vote upon a proposal to approve an amendment (the “Special Meeting Amendment”) to our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to align the threshold ownership requirement for shareholders to call a special meeting in the Certificate of Incorporation to the corresponding threshold ownership requirement as currently set forth in the Company’s Bylaws.

The Special Meeting Amendment would permit shareholders who own at least 20% of our outstanding common stock in the aggregate to call a special meeting of shareholders. The current minimum stock ownership requirement set forth in our Certificate of Incorporation to call a special meeting is 25% of our outstanding common stock.

The Special Meeting Amendment would amend the Certificate of Incorporation’s existing provision with respect to special meetings of shareholders to delete the stricken text in red font and to add the double underlined text in blue font as follows:

“TENTH:  Unless otherwise required by law, Special Meetings of Stockholders, for any purpose or purposes, may only be called by (i) the Chairman of the Board of Directors, if there be one, (ii) the President, (iii) the Secretary, (iv) the Board of Directors or (v) holders having an aggregate “net long position” of ~~twenty-five~~twenty percent (2~~5~~0%) or more of the voting shares of the Corporation.”

Background

In light of feedback from shareholders, the Board previously amended the Company’s Bylaws to lower the ownership threshold for shareholders to call a special shareholder meeting from 25% to 20%. In making such revision to the Bylaws and this corresponding recommendation to amend the Company’s Certificate of Incorporation, the Board considered our strong corporate governance policies and practices, including the various ways shareholders are able to contact the Board and senior management on important matters outside of the annual meeting cycle, as well as any risks associated with allowing a small number of shareholders to call special meetings. The Special Meeting Amendment makes a corresponding change to the Company’s Certificate of Incorporation that has been previously adopted in the Company’s Bylaws. The Board unanimously recommends that shareholders vote “FOR” this proposal.

Shareholder Approval

The Special Meeting Amendment requires the affirmative vote of holders of a majority of the shares outstanding and entitled to vote as of the record date. If the requisite shareholder vote is obtained, we intend to file the Special Meeting Amendment in the form attached hereto as Annex B with the Delaware Secretary of State as soon as practicable thereafter. The Special Meeting Amendment will become effective upon filing with the Delaware Secretary of State. The Special Meeting Amendment and the Exculpation Amendment (see Proposal No. 6) will be incorporated into a single amendment to the Certificate of Incorporation, provided that each such amendment obtains the requisite shareholder approval.

62 I SWN.COM/ANNUALMEETING

PROPOSAL NO. 6

Proposal No. 6: Approval of an Amendment to our Certificate of Incorporation to Provide for Exculpation of Officers

The Board is asking shareholders to consider and vote upon a proposal to approve an amendment (the “Exculpation Amendment”) to our Certificate of Incorporation to reflect new Delaware law provisions regarding exculpation of officers.

Effective August 1, 2022, Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”) was amended to enable Delaware companies to limit the liability of certain of their officers in limited circumstances. In light of this update to the DGCL, the Board approved and declared advisable the Exculpation Amendment to amend a provision of the Certificate of Incorporation to limit the liability of certain of the Company’s officers to the extent permitted under the DGCL.

The Exculpation Amendment would amend our Certificate of Incorporation’s existing provision with respect to exculpation of directors to reflect new Delaware law provisions regarding exculpation of officers to add the double underlined text in blue font as follows:

“SIXTH:    No director or officer shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.”

The Board believes that including the exculpation provision as provided in the Exculpation Amendment is necessary to continue to attract and retain experienced and qualified officers. The Board believes that in the absence of such protection, qualified officers might be deterred from serving as officers of the Company due to exposure to personal liability and the risk that substantial expense may be incurred in defending lawsuits, regardless of merit. Further, the Board believes that the Exculpation Amendment would not negatively impact shareholder rights, particularly taking into account the narrow class and type of claims for which officers’ liability would be exculpated. Accordingly, the Board unanimously recommends that shareholders vote “FOR” this proposal.

Key Features of the Amendment

The Exculpation Amendment would allow for the exculpation of certain officers of the Company only in connection with direct claims brought by shareholders, including class actions, but would not eliminate such officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by shareholders in the name of the Company.

As is currently the case with respect to directors of the Company, the Exculpation Amendment would also not limit the liability of officers for (i) any breach of the duty of loyalty to the Company or its shareholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and (iii) any transaction from which the officer derived an improper personal benefit.

Shareholder Approval

The Exculpation Amendment requires the affirmative vote of holders of a majority of the shares outstanding and entitled to vote as of the record date. If the requisite shareholder vote is obtained, we intend to file the Exculpation Amendment in the form attached hereto as Annex C with the Delaware Secretary of State as soon as practicable thereafter. The Exculpation Amendment will become effective upon filing with the Delaware Secretary of State. The Special Meeting Amendment (see Proposal No. 5) and the Exculpation Amendment will be incorporated into a single amendment to the Certificate of Incorporation, provided that each such amendment obtains the requisite shareholder approval.

SOUTHWESTERN ENERGY COMPANY I 63

PROPOSAL NO. 7

Proposal No. 7: Shareholder Proposal Regarding Ratification of Termination Pay

Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, New York 11021, is the beneficial owner of more than $2,000 in shares of the Company’s common stock and, through his representative John Chevedden, has notified the Company that he intends to present a proposal at the Annual Meeting. The proponent has made several shareholder proposals in recent years, each of which has been defeated by the Company’s shareholders. The proposal and the Board’s statement in opposition to the proposal are set forth below. Southwestern Energy Company is not responsible for the proposal or for the accuracy of the proponent’s supporting statement. Your Board recommends that you vote “AGAINST” this proposal.

Shareholder Proposal:

Proposal 7 – Shareholder Ratification of Excessive Termination Pay

Shareholders request that the Board seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus.

“Severance or termination payments” include cash, equity or other pay that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred pay earned and vested prior to termination.

“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities, perquisites or benefits not vested under a plan generally available to management employees, post-employment consulting fees or office expense and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon.

Generous performance-based pay can sometimes be justified but shareholder ratification of “golden parachute” severance packages with a total cost exceeding 2.99 times base salary plus target short-term bonus better aligns management pay with shareholder interests.

For instance at one company, that does not have this policy, if the CEO is terminated he could receive $44 million in termination pay - over 10 times his base salary plus short-term bonus. In the event of a change in control, the same person could receive a whopping $124 million in accelerated equity payouts even if he remained employed.

Shareholder Ratification of Excessive Termination Pay received between 51% and 65% support at:

AbbVie (ABBV)

FedEx (FDX)

Spirit AeroSystems (SPR)

Alaska Air (ALK)

Fiserv (FISV)

There is strong motivation to improve the governance of Southwestern Energy with proposals such as this since our stock is now worth only a small fraction of its $45 price in 2014. Given the poor performance of Southwestern Energy stock it is amazing that so few shareholders vote against the Southwestern Energy directors or against the say on management pay proposal.

Please vote yes:

Shareholder Ratification of Excessive Termination Pay - Proposal 7

64 I SWN.COM/ANNUALMEETING

PROPOSAL NO. 7

The Board’s Statement in Opposition to Proposal No. 7:

Your Board has carefully considered this proposal and believes that its adoption would not be in the best interests of the Company or its shareholders. Accordingly, your Board unanimously recommends that shareholders vote “AGAINST” this proposal.

The proposal could create increased risk for shareholders and misalignment with executives when evaluating potential change in control transactions.

First, the Company’s current severance protections avoid distractions and potential conflicts of interest that could arise when executives evaluate a potential change in control transaction. When in the best interest of shareholders, executives should be motivated to focus their full energy on pursuing a transaction even if it is likely to result in termination of their employment.

By including the vesting of prior equity awards within the severance cap, the proposal limits the Compensation Committee’s flexibility to provide a reasonable assurance to senior executives that they would realize the full expected value of prior equity awards in the event of a change in control. As a result, the proposal could result in an unnecessary disincentive for executives when evaluating potential transactions or lead them to begin seeking new employment when a transaction is being negotiated.

The Company’s current change in control protections have been approved by shareholders and are reasonable.

The Company’s compensation program, including change in control payments, was overwhelmingly approved at the 2022 annual shareholder’s meeting, with 92% voting in favor of the say-on-pay proposal. Indeed, over the past 4 years, shareholders have approved the Company’s compensation program with an average of 89% voting in favor of say-on-pay.

As detailed in the Company’s proxy statement, there is a cash and a long-term incentive component payable in the event of a change in control and a termination. The Company’s severance agreements provide cash compensation in certain circumstances, including when employment is terminated without cause within three years of a change in control. The cash severance payment is equal to 2 times (2.99 times in the case of the CEO, COO, and CFO) the sum of the base salary and maximum bonus opportunity. Thus, the cash severance portion is already consistent with or below the cap suggested by the proponent. In addition, shareholders overwhelmingly approved at the 2022 annual meeting an Incentive Plan (the “Plan”) that allows for accelerated vesting of outstanding equity awards in the event of a change in control and termination (a “double trigger” plan). The Board’s independent Compensation Committee approved the entire severance program with the advice of its independent compensation consultants, and the Company’s position is aligned with prevailing market practices.

As has historically been the case, shareholders at future annual meetings will be able to express their views on executive compensation and severance protection through the annual say on pay advisory vote and NYSE’s requirement to seek shareholder approval of equity compensation plans. The proposal’s request for a shareholder vote on a specific element of the Company’s executive compensation program is unnecessarily duplicative. In addition, the Company regularly engages with shareholders as detailed in the section titled “Shareholder Engagement,” and the Company has not received any feedback or concerns during this regular outreach about the severance program.

The proposal discourages the Compensation Committee from using long-term equity awards, which are effective in maximizing long-term shareholder value and retaining high quality executives.

The proposal effectively seeks to limit the Compensation Committee’s ability to grant long-term incentive awards that vest in the event of a change in control and termination. This would have an adverse impact on the Company’s ability to recruit and retain highly qualified senior executives, placing the Company at a significant competitive disadvantage with our peers who do not face similar restrictions or uncertainty regarding the ability to offer termination protection. None of our peers are subject to this limitation, and all peers provide for acceleration of equity in addition to cash severance. LTI awards comprise a significant portion of our executives’ total compensation and are granted with the expectation of a fair opportunity to realize the full value of those awards pursuant to the terms of the recently adopted 2022 Incentive Plan.

Recommendation of the Board

For the above reasons, the Board does not believe that it is in the best interests of the Company or its shareholders to adopt this proposal and therefore unanimously recommends that shareholders vote “AGAINST” it.

SOUTHWESTERN ENERGY COMPANY I 65

QUESTIONS AND ANSWERS

Questions and Answers about the Annual Meeting and Voting

Who is entitled to vote at the Annual Meeting?

Shareholders who own shares of common stock as of March 20, 2023, the Record Date, may vote at the Annual Meeting. There were 1,101,262,366 shares of common stock outstanding on that date. Each share of common stock entitles the holder to one vote on all matters submitted to a vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. A complete list of the shareholders entitled to vote will be available for examination at the Annual Meeting and for at least 10 days prior to the meeting at our corporate offices located at 10000 Energy Drive, Spring, Texas 77389.

How may I attend the Annual Meeting?

You may vote your shares without attending by following the instructions regarding proxies, which are on page 68. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m. Central Daylight Time on the date of the Annual Meeting. Attendance at the Annual Meeting is limited to shareholders, our employees, invited guests, and, in some cases, special representatives of shareholders whose proposals appear in our proxy statement. All shareholders as of the Record Date may attend the Annual Meeting but must present photo identification and proof of stock ownership. If you are a shareholder of record (your shares are held in your name), valid photo identification such as a driver’s license or passport showing a name that matches our records will suffice. If you are a beneficial owner (your shares are held through a broker, bank or nominee), you must provide valid photo identification and current evidence of your ownership of shares, which you can obtain from your broker, bank or nominee. The use of cell phones, smartphones, recording and photographic equipment and computers is not permitted in the meeting room at the Annual Meeting.

When were the enclosed solicitation materials first given to shareholders?

This proxy statement and the accompanying proxy card are first being mailed, given or made available to shareholders, on or about April 5, 2023. We are also making our proxy materials available to our shareholders on the Internet. You may read, print and download our 2022 Annual Report to Shareholders and our proxy statement at www.swn.com/annualmeeting and www.proxyvotenow.com/swn. On an ongoing basis, shareholders may request to receive proxy materials in printed form by mail or electronically by email.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?

The Company has adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, the Company may deliver a single copy of this proxy statement and the Annual Report to multiple shareholders who share the same address unless the Company has received contrary instructions from one or more of the shareholders. This procedure reduces the environmental impact of the Company’s annual meetings and reduces the Company’s printing and mailing costs. Shareholders who participate in householding will continue to receive separate proxy cards. Upon written or oral request, the Company will deliver promptly a separate copy of this proxy statement and the Annual Report to any shareholder at a shared address to which the Company delivered a single copy of any of these documents.

To receive free of charge a separate copy of this proxy statement or the Annual Report, or separate copies of any future notice, proxy statement or annual report, shareholders may write or call the Company at the following:

Southwestern Energy Company

Attention: Secretary

10000 Energy Drive

Spring, Texas 77389

(832) 796-4700

If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the Company using the mailing address and phone number above. Shareholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

66 I SWN.COM/ANNUALMEETING

QUESTIONS AND ANSWERS

What constitutes a quorum of shareholders?

We must have a quorum to conduct the meeting. A quorum is the presence at the Annual Meeting in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast as of the Record Date. Because there were 1,101,262,366 shares of common stock outstanding on March 20, 2023, the Record Date, the quorum for the Annual Meeting requires the presence at the meeting in person or by proxy of shareholders entitled to vote at least 550,631,184 shares. Broker non-votes, abstentions and withhold-authority votes COUNT for purposes of determining a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner represents the shares at the meeting but does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner.

If I am the “beneficial owner” of shares that are held in “street name” by my broker, will my broker vote for me? How are broker non-votes treated?

Under the NYSE member rules, a member broker (that is, a member of the NYSE) that holds shares in street name for customers generally has the authority to vote on certain “routine” or “discretionary” proposals if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. However, the NYSE precludes brokers from exercising their voting discretion on certain proposals without instructions from the beneficial owner, and the NYSE now expressly prohibits brokers holding in “street name” for their beneficial holder clients from voting in an election of directors and from voting on certain corporate governance matters without receiving specific instructions from those clients. Therefore, if you hold your shares in the name of a bank, broker or other holder of record, for your vote to be counted on Proposals No. 1, 2, 3, 5, 6 and 7 you will need to communicate your voting decisions to your bank, broker or other holder of record before May 18, 2023.

How will you treat abstentions?

Abstentions are counted for purposes of determining whether a quorum is present. For the purpose of determining whether the shareholders have approved the matters addressed by Proposals No. 1, 2, 3, 4 and 7, abstentions will have no effect on the vote. Proposals No. 5 and 6 require approval of a majority of shares outstanding and entitled to vote, and therefore, abstentions on Proposals No. 5 and 6 will have the same effect as a vote “AGAINST.”

How do I vote?

On or about April 5, 2023, we mailed a notice to shareholders containing instructions on how to access our proxy materials and vote online at www.proxyvotenow.com/swn. Because many of our shareholders are unable or choose not to attend the meeting in person and may have limited access to the Internet, we also send proxy cards and offer electronic and telephonic voting to all of our shareholders who hold their shares in their own names (that is, whose shares are not held by a broker in “street name”) to enable them to direct the voting of their shares.

If you are the record holder of your shares, you may vote your shares (i) via the Internet, (ii) by telephone, or (iii) in person at the Annual Meeting by proxy. If your shares are held by your broker in “street name,” your broker is required to provide you with instructions for voting your shares.

Internet Access: Record holders with internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards. Shareholders who hold shares beneficially in “street name” may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for internet voting availability.

By Telephone: Record holders may submit proxies by following the “Vote by Telephone” instructions on their proxy cards. Shareholders who hold shares beneficially in “street name” may vote by telephone by calling the number specified on the voting instruction card provided by their brokers, trustee or nominees. Please check the voting instruction card for telephonic voting availability

What is the voting requirement to approve each of the proposals?

Proposal No. 1 - Election of Directors: Any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected to the Board. Shares not represented in person or by proxy at the Annual Meeting, abstentions and broker non-votes will have no effect on the election of directors.

Proposal No. 2 - A Non-Binding Advisory Vote to the Compensation of our Named Executive Officers: The affirmative vote of holders of a majority of the votes cast, either in person or by proxy, is required to approve Proposal No. 2. Therefore, abstentions and broker non-votes will have no effect on the results of this vote.

Proposal No. 3 - Non-Binding Advisory Vote on the Frequency of Future Say-on-Pay Votes: Because Proposal No. 3 is an advisory vote with multiple options, there is no minimum vote that constitutes the choice of stockholders on this proposal. We will consider the frequency that receives the highest number of votes cast to be the choice of stockholders on the advisory vote on this proposal.

Proposal No. 4 - Ratification of Independent Registered Public Accounting Firm: The affirmative vote of holders of a majority of the votes cast, either in person or by proxy, on Proposal No. 4 is required to ratify the appointment of PwC as our independent registered public accounting firm. Therefore, abstentions will have no effect on the results of this vote. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm. Therefore, we do not expect any broker non-votes on this proposal. However, to the extent there are any broker non-votes, they will have no effect on the results of this vote.

Proposal No. 5 - Proposal Regarding Ownership Threshold for Shareholders to Call Special Meetings: The affirmative vote of holders of a majority of the shares outstanding and entitled to vote as of the record date, is required to approve Proposal No. 5. Therefore, abstentions and broker non-votes will have the same effect as a vote “AGAINST.”

SOUTHWESTERN ENERGY COMPANY I 67

QUESTIONS AND ANSWERS

Proposal No. 6 - Proposal Regarding Officer Exculpation: The affirmative vote of holders of a majority of the shares outstanding and entitled to vote as of the record date is required to approve Proposal No. 6. Therefore, abstentions and broker non-votes will have the same effect as a vote “AGAINST.”

Proposal No. 7 – Shareholder Proposal Regarding Ratification of Termination Pay: The affirmative vote of holders of a majority of the votes cast, either in person or by proxy, is required to approve the shareholder proposal. Therefore, abstentions and broker non-votes will have no effect on the results of this vote. Because the shareholder proposal is phrased as a request for our Board to take such action, we will not be required to take the requested action if the proposal is approved; however, we will reevaluate the subject if the proposal is approved.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. When you vote by completing and returning the enclosed proxy card, you will be designating William J. Way and Christopher W. Lacy as your proxies, with power of substitution. We solicit proxies so that as many shares as possible of common stock may be voted at the Annual Meeting. You must complete and return the enclosed proxy card or vote by phone or Internet to have your shares voted by proxy as contemplated by this proxy statement.

How will my proxy vote my shares?

Your proxies will be voted in accordance with your instructions. If you complete and return your proxy card but do not provide instructions on how to vote, your proxies will vote in accordance with the Board’s recommendations as set forth in this proxy statement. Also, your proxy card or your vote via phone or internet will give your proxies authority to vote, using their best judgment, on any other business that properly comes before the meeting.

How do I vote by mail using my proxy card?

There are three steps:

Step 1

a. Proposal No. 1

Election of a Board of nine directors to serve until the next Annual Meeting or until their successors are duly elected and qualify. To vote for a director, check the box marked “FOR” opposite the name of the director. To cast your vote against a director, mark the box “AGAINST” opposite the name of the director. If you do not wish to vote, mark the box “ABSTAIN.”

b. Proposal No. 2, Proposal No. 4, Proposal No. 5, Proposal No. 6 and Proposal No. 7

To vote for a proposal, check the box marked “FOR.” If you are opposed to a proposal, check the box, “AGAINST.” If you do not wish to vote, mark the box “ABSTAIN.”

c. Proposal No. 3

To vote with respect to Proposal No. 3, you must check one of the three boxes indicating the desired frequency of the advisory vote on executive compensation: “ONE YEAR,” “TWO YEARS” or “THREE YEARS.” If you do not wish to vote, mark the box “ABSTAIN.”

Step 2

Sign and date your proxy card. IF YOU DO NOT SIGN AND DATE YOUR PROXY CARD, YOUR VOTES WILL NOT BE COUNTED. EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, EACH SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS AS SET FORTH IN THIS PROXY STATEMENT.

Step 3

Mail your proxy card in the pre-addressed, postage-paid envelope.

May I vote by proxy even if I plan to attend the Annual Meeting?

Yes. If you vote by proxy, you need to fill out a ballot at the Annual Meeting only if you want to change your vote.

How may I revoke my proxy after I have delivered it?

A proxy may be revoked at any time before it is voted by sending written notice of revocation to the Secretary of the Company, by delivering a later dated proxy (by one of the methods described above) or by voting in person at the meeting.

The Secretary may be contacted at the following address: Southwestern Energy Company, Attention: Secretary, 10000 Energy Drive, Spring, Texas 77389.

Who is soliciting my proxy, how is it being solicited, and who pays the costs?

The Company, on behalf of the Board, through its officers and employees, is soliciting proxies primarily by mail. However, proxies also may be solicited in person, by telephone or facsimile. Morrow Sodali LLC, a proxy solicitation firm, will be assisting us for a fee of approximately $12,000 plus out-of-pocket expenses. The Company pays the cost of soliciting proxies and reimburses brokers and others for forwarding proxy materials to you.

68 I SWN.COM/ANNUALMEETING

QUESTIONS AND ANSWERS

When will the voting results be available?

The Company will announce preliminary voting results at the Annual Meeting. Voting results will also be disclosed on a current report on Form 8-K filed with the SEC within four business days after the Annual Meeting. Once filed, this Form 8-K will be available on the Company’s and the SEC’s websites.

Confidential Voting

The Company has a confidential voting policy to protect its shareholders’ voting privacy. Under this policy, all proxies, ballots and other voting materials or compilations (collectively, “Voting Records”) that identify specific holders of record or beneficially of any class of stock of the Company, entitled to vote at any annual or special meeting and the manner in which such holders voted shall be kept permanently confidential and shall not be disclosed to any entity or person, including the directors, officers, employees or shareholders of the Company except (i) to allow the tabulator of the vote to tabulate and certify the vote, (ii) to comply with federal or state law, including the order of any court, department or agency having jurisdiction over the Company, and to assert or defend claims for or against the Company, (iii) in connection with a contested proxy solicitation; (iv) in the event a shareholder has made a written comment on a proxy card or ballot, or (v) if a shareholder expressly requests disclosure of his or her vote. Proxy cards shall be returned in envelopes addressed to the tabulator of the vote. Notwithstanding the foregoing, the tabulator of the vote may report to the Company the aggregate number of shares voted with respect to any matter and whether (but not how) a shareholder has voted and shall report to the Company any written comments on any Voting Records, including the names and addresses of the shareholders making the comments. Any party receiving or tabulating the Voting Records and any person serving as an inspector of elections shall be given a copy of the policy and shall sign a statement acknowledging receipt of the policy and the obligation to comply with it. The policy does not operate to impair free and voluntary communication between the Company and its shareholders, including the disclosure by shareholders of the nature of their votes.

SOUTHWESTERN ENERGY COMPANY I 69

DEADLINES FOR NOTICE OF SHAREHOLDER ACTIONS

Deadlines for Notice of Shareholder Actions to be Considered at the 2024 Annual Meeting

Shareholder Proposals under Rule 14a-8

Pursuant to the various rules promulgated by the SEC, shareholders interested in submitting a proposal to be considered for inclusion in the Company’s proxy materials and for presentation at the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, Rule 14a-8 shareholder proposals must be received by the Secretary of the Company at the Company’s principal executive offices (located at 10000 Energy Drive, Spring, Texas 77389) no later than December 7, 2023.

Shareholder Proposals

Any shareholder of record of the Company who desires to submit a proposal of business (other than shareholder proposals in accordance with Rule 14a-8) for action at the 2024 Annual Meeting, must deliver written notice of an intent to make such proposal of business to the Secretary of the Company (at the same address noted above) no earlier than January 19, 2024 and no later than February 18, 2024. However, if the 2024 Annual Meeting is called for a date that is not within 25 days before or after the anniversary of the date of the 2023 Annual Meeting, then such notice must be delivered to the Secretary of the Company no later than the close of business on the tenth day following the day on which such notice of the date of the 2024 Annual Meeting was mailed or public disclosure of the date of the 2024 Annual Meeting was first made, whichever occurs first. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in the Company’s Amended and Restated Bylaws.

Director Nominations to be Included in Next Year’s Proxy Statement

Our Amended and Restated Bylaws allow eligible shareholders to nominate a candidate for election to our Board for inclusion in our proxy materials in accordance with the “proxy access” provisions of our Amended and Restated Bylaws, which are contained in Section 2.18. The “proxy access” provisions allow a shareholder, or a group of up to 20 shareholders (with funds having specified relationships constituting a single stockholder), who own (as defined in our Amended and Restated Bylaws) three percent or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director candidates constituting up to two directors or 20% of the Board (rounded down to the nearest whole number), whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws (including similar information requirements to those set forth in Section 2.4 of our Bylaws). If a shareholder or group of shareholders wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2024 Annual Meeting pursuant to these proxy access provisions in Section 2.18 of our Amended and Restated Bylaws, written notice must be received by the Secretary of the Company at the Company’s principal executive offices (located at 10000 Energy Drive, Spring, Texas 77389) no earlier than the close of business on November 7, 2023 and no later than the close of business on December 7, 2023. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our Amended and Restated Bylaws.

Shareholder Nominations for Director Candidates

Any shareholder of record of the Company who desires to nominate one or more director candidates at the 2024 Annual Meeting or submit a proposal of business (other than nominations pursuant to the “proxy access” provisions of our Amended and Restated Bylaws or shareholder proposals in accordance with Rule 14a-8) for action at the 2024 Annual Meeting, must deliver written notice of an intent to make such director nomination and/or make such proposal of business to the Secretary of the Company (at the same address noted above) no earlier than January 19, 2024 and no later than February 18, 2024. However, if the 2024 Annual Meeting is called for a date that is not within 25 days before or after the anniversary of the date of the 2023 Annual Meeting, then such notice must be delivered to the Secretary of the Company no later than the close of business on the tenth day following the day on which such notice of the date of the 2024 Annual Meeting was mailed or public disclosure of the date of the 2024 Annual Meeting was first made, whichever occurs first. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in the Company’s Amended and Restated Bylaws.

In addition to satisfying the requirements under the Company’s Amended and Restated Bylaws described in the immediately preceding paragraph, to comply with the universal proxy rules under the Exchange Act, any shareholder who intends to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 18, 2024. However, if the date of the 2024 Annual Meeting is more than 30 days before or after the anniversary of the date of the 2023 Annual Meeting, then such notice must be delivered by the later of (x) the 10th day following the day the public announcement of the date of the 2024 Annual Meeting is first made by the Company and (y) the date which is 60 days prior to the date of the 2024 Annual Meeting.

Dated: April 5, 2023

70 I SWN.COM/ANNUALMEETING

ANNEX A

Annex A

EXPLANATION AND RECONCILIATION OF

NON-GAAP FINANCIAL MEASURES

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and of prior periods. The non-GAAP financial measures we use here are net cash flow, free cash flow, pre-tax PV-10, adjusted EBITDA, net debt and net debt to adjusted EBITDA.

Net cash flow is defined as net cash provided by operating activities plus changes in operating assets and liabilities, merger-related expenses and restructuring charges. Management presents this measure because (i) it is accepted as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt, (ii) changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the Company may not control and (iii) changes in operating assets and liabilities may not relate to the period in which the operating activities occurred.

Free cash flow is defined as net cash provided by operating activities, plus changes in operating assets and liabilities, merger-related expenses and restructuring charges, less total capital investments. Management presents this measure because it is accepted as an indicator of excess cash flow available to a company for the repayment of debt or for other general corporate purposes.

Management believes that the presentation of pre-tax PV-10 is relevant and useful to our investors as supplemental disclosure to the standardized measure of discounted future cash flows (“standardized measure”), or after-tax PV-10 amount, because it presents the discounted future net cash flows attributable to our proved reserves prior to taking into account future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, pre-tax PV-10 is based on a pricing methodology and discount factors that are consistent for all companies. Because of this, pre-tax PV-10 can be used within the industry and by creditors and securities analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis. The difference between the standardized measure and the pre-tax PV-10 amount is the discounted amount of estimated future income taxes.

12 Months Ended December 31, 2022
Net cash flow:	(in millions)

Net cash provided by operating activities	$3,154

Add back (deduct):

Changes in operating assets and liabilities	(124)

Merger-related expenses	27

Restructuring charges	—

Net cash flow	$3,057

12 Months Ended December 31, 2022
Free cash flow:	(in millions)

Net cash flow	$3,057

Subtract:

Total capital investments	(2,209)

Free cash flow	$848

SOUTHWESTERN ENERGY COMPANY I 71

ANNEX A

12 Months Ended December 31, 2022
Adjusted EBITDA:	(in millions)

Net income (loss)	$1,849

Add back (deduct):

Interest expense	184

Provision (benefit) for income taxes	51

Depreciation, depletion and amortization	1,174

Merger-related expenses	27

Restructuring charges	—

Impairments	—

(Gain) loss on unsettled derivatives (1)	(24)

Loss on early extinguishment of debt	14

Other (gain) loss	4

Stock-based compensation expense	4

Adjusted EBITDA	$3,283

(1)	Includes $1 million non-performance risk adjustment for the twelve months ended December 31, 2021.

December 31, 2022
Net debt:	(in millions)

Total debt (1)	$4,414

Subtract:

Cash and cash equivalents	(50)

Net debt	$4,364

(1)	Does not include $22 million of unamortized debt premium/discount and issuance expense.

December 31, 2022
Net debt to adjusted EBITDA:	(in millions)

Net debt	$4,364

Adjusted EBITDA	$3,283

Net debt to adjusted EBITDA	1.3x

December 31, 2022
Pre-tax PV-10:	(in millions)

PV-10 (standardized measure)	$37,588

Add back:

Present value of taxes	8,847

Pre-tax PV-10	$46,435

72 I SWN.COM/ANNUALMEETING

ANNEX B

Annex B

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SOUTHWESTERN ENERGY COMPANY

Southwestern Energy Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

1.

The Board of Directors of the Corporation, by the unanimous written consent of its members, duly adopted a resolution setting forth a proposed amendment to the Corporation’s Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on May 19, 2010 (as amended, the “Amended and Restated Certificate of Incorporation”), declared such amendment to be advisable and directed that such amendment be considered at the annual meeting of the shareholders of the Corporation on                     , 2023. The resolution setting forth the amendment is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by amending and restating the text of the Tenth Article thereof to read in its entirety as follows:

“TENTH: Unless otherwise required by law, Special Meetings of Stockholders, for any purpose or purposes, may only be called by (i) the Chairman of the Board of Directors, if there be one, (ii) the President, (iii) the Secretary, (iv) the Board of Directors or (v) holders having an aggregate “net long position” of twenty percent (20%) or more of the voting shares of the Corporation.”

2.

On                         , 2023, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation was duly adopted and approved by the shareholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this          day of                         , 2023.

SOUTHWESTERN ENERGY COMPANY

By

Name:

Title:

SOUTHWESTERN ENERGY COMPANY I 73

ANNEX C

Annex C

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SOUTHWESTERN ENERGY COMPANY

Southwestern Energy Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

1.

The Board of Directors of the Corporation, by the unanimous written consent of its members, duly adopted a resolution setting forth a proposed amendment to the Corporation’s Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on May 19, 2010 (as amended, the “Amended and Restated Certificate of Incorporation”), declared such amendment to be advisable and directed that such amendment be considered at the annual meeting of the shareholders of the Corporation on                         , 2023. The resolution setting forth the amendment is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by amending and restating the text of the Sixth Article thereof to read in its entirety as follows:

“SIXTH: No director or officer shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.”

2.

On                         , 2023, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation was duly adopted and approved by the shareholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this          day of                         , 2023.

SOUTHWESTERN ENERGY COMPANY

By

Name:

Title:

74 I SWN.COM/ANNUALMEETING